UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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AirNet Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AIRNET SYSTEMS, INC.
7250 Star Check Drive
Columbus, Ohio 43217
June 30, 2006
Dear Fellow Shareholders:
     The 2006 Annual Meeting of Shareholders of AirNet Systems, Inc. will be held at 10:00 a.m., Eastern Time, on Thursday, August 3, 2006, at the Columbus Hilton, 3900 Chagrin Drive, Columbus, Ohio 43219. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be conducted at the Annual Meeting.
     The Board of Directors has nominated six directors, each for a term to expire at the 2007 Annual Meeting of Shareholders. The Board of Directors recommends that you vote FOR each of the nominees.
     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy card in the enclosed return envelope will save AirNet additional expenses of solicitation and will help ensure that as many common shares as possible are represented at the Annual Meeting.
Sincerely,
/s/ Joel E. Biggerstaff
Joel E. Biggerstaff
Chairman of the Board, Chief Executive Officer and President

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On
Thursday, August 3, 2006

     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of AirNet Systems, Inc. (“AirNet”) will be held on Thursday, August 3, 2006, at the Columbus Hilton, 3900 Chagrin Drive, Columbus, Ohio 43219, at 10:00 a.m., Eastern Time, for the following purposes:
1.	To elect six directors to serve for terms expiring at the 2007 Annual Meeting of Shareholders.

2.	To transact any other business which properly comes before the Annual Meeting or any adjournment.
     The close of business on June 22, 2006, has been fixed by the Board of Directors of AirNet as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting.
     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you are the registered shareholder and attend the Annual Meeting, you may revoke your proxy and vote your common shares in person.
By Order of the Board of Directors,
/s/ Gary W. Qualmann
Gary W. Qualmann
Secretary
AirNet Systems, Inc.
7250 Star Check Drive
Columbus, Ohio 43217
June 30, 2006

GENERAL
BENEFICIAL OWNERSHIP OF COMMON SHARES
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
TRANSACTIONS WITH MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
OTHER BUSINESS

AirNet Systems, Inc.
7250 Star Check Drive
Columbus, Ohio 43217
PROXY STATEMENT
for
Annual Meeting of Shareholders
To Be Held On
Thursday, August 3, 2006
     This Proxy Statement is furnished to the shareholders of AirNet Systems, Inc. (“AirNet”) in connection with the solicitation, on behalf of the Board of Directors of AirNet (the “Board”), of proxies for use at the 2006 Annual Meeting of Shareholders to be held on Thursday, August 3, 2006 (the “2006 Annual Meeting”), at the Columbus Hilton, 3900 Chagrin Drive, Columbus, Ohio 43219, at 10:00 a.m., Eastern Time, or any adjournment, for the purposes described in the accompanying Notice of Annual Meeting of Shareholders.
     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card were first sent or given to shareholders of AirNet on or about June 30, 2006.
GENERAL
     Only shareholders of record at the close of business on June 22, 2006, are entitled to vote at the 2006 Annual Meeting. As of June 22, 2006, there were 10,157,500 common shares outstanding. Each common share entitles the holder to one vote on each matter to be submitted to the shareholders at the 2006 Annual Meeting. A quorum for the 2006 Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting in the election of directors. Other than the common shares, there are no voting securities of AirNet outstanding.
     You may revoke your proxy at any time before it is actually voted at the 2006 Annual Meeting by (i) delivering written notice of revocation to the Secretary of AirNet at the address shown on the cover page of this Proxy Statement, (ii) executing and returning a later-dated proxy card which is received by AirNet prior to the 2006 Annual Meeting or (iii) if you are the registered shareholder, attending the 2006 Annual Meeting and giving notice of revocation in person. Attendance at the 2006 Annual Meeting will not, by itself, constitute revocation of a previously-appointed proxy.
     Shareholders holding common shares in “street name” with a broker, financial institution or other record holder, may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access, such as usage charges from Internet access providers and telephone companies. Shareholders holding common shares in “street name” should review the information provided to them by their nominee. This information will describe the procedures to be followed in instructing the broker or other nominee how to vote the “street name” common shares and how to revoke previously given instructions.
     AirNet will bear the costs of preparing, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access and telephone usage charges described above. Proxies will be solicited by mail and may be further solicited by additional mailings, personal contact, telephone, electronic mail or facsimile by directors, officers or employees of AirNet, none of whom will receive additional compensation for these solicitation activities. AirNet will reimburse its transfer agent, Computershare Shareholder Services Inc., as well as brokers, financial institutions, and other custodians, fiduciaries and nominees, who are record holders of common shares not beneficially owned by them, for their reasonable expenses in forwarding proxy materials to, and obtaining proxies from, the beneficial owners of the common shares entitled to vote at the 2006 Annual Meeting.
     The inspectors of election appointed for the 2006 Annual Meeting will tabulate the results of shareholder voting. Common shares represented by properly-executed proxy cards returned to AirNet prior to the 2006 Annual Meeting will be counted toward the establishment of a quorum even though they are marked “For”, “Withhold” or not at all. “Broker non-votes” are common shares held of record by brokers or other nominees which are present in person or by proxy at the meeting, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter over which the broker or nominee does not have discretionary voting authority. Broker non-votes are counted toward the establishment of a quorum. If you do not return a proxy card and your common shares are held in “street name,” your broker may be permitted, under the applicable rules of the self regulatory organizations of which it is a member, to vote your common shares in its discretion on certain matters that are deemed to be routine. The election of directors is considered routine.
     AirNet’s 2005 Annual Report, which includes AirNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 fiscal year”), is being delivered with this Proxy Statement.
BENEFICIAL OWNERSHIP OF COMMON SHARES
     The following table furnishes information regarding the number and percentage of outstanding common shares of AirNet beneficially owned by (i) each current director of AirNet; (ii) each of the nominees for election as a director; (iii) each individual named in the Summary Compensation Table; (iv) all current directors and executive officers of AirNet as a group; and (v) each person known by AirNet to own beneficially more than five percent of the outstanding common shares, in each case as of June 22, 2006 (except as otherwise noted). Unless otherwise noted in the following table, the address of each of the current executive officers and directors is c/o AirNet, 7250 Star Check Drive, Columbus, Ohio 43217.

	Amount and Nature of Beneficial Ownership (1)
			Common Shares Which Can
			Be Acquired Upon Exercise
			of Options which are
			Currently Exercisable or
			Which Will
	Common Shares		First Become			Percent of
Name of Beneficial Owner	Presently Held		Exercisable Within 60 Days	Total		Class (2)
Joel E. Biggerstaff (3)	20,000	(4)	196,970	216,970		2.1%

James M. Chadwick (5) 7383 Sean Taylor Lane San Diego, CA 92130	522,600	(5)	8,000	530,600	(5)	5.2%

Russell M. Gertmenian	5,000	(6)	43,600	48,600		(7)

Gerald Hellerman	0		8,000	8,000		(7)

Bruce D. Parker	0		18,400	18,400		(7)

James E. Riddle	5,000		33,600	38,600		(7)

Larry M. Glasscock, Jr. (3)	14,996		28,000	42,996		(7)

Jeffery B. Harris (3)	3,103		69,130	72,233		(7)

Wynn D. Peterson (3)	6,577		29,930	36,507		(7)

Gary W. Qualmann (3)	7,000		24,000	31,000		(7)

All current directors and executive officers as a group (12 individuals) (8)	586,831		490,530	1,077,361		10.1%

	Amount and Nature of Beneficial Ownership (1)
			Common Shares Which Can
			Be Acquired Upon Exercise
			of Options which are
			Currently Exercisable or
			Which Will
	Common Shares		First Become			Percent of
Name of Beneficial Owner	Presently Held		Exercisable Within 60 Days	Total		Class (2)
Heartland Advisors, Inc. (9) William J. Nasgovitz	1,400,400	(9)	0	1,400,400	(9)	13.8	%(9)
789 North Water Street Milwaukee, WI 53202

Phillip Goldstein (10) 60 Heritage Drive Pleasantville, NY 10570	1,327,300	(10)	0	1,327,300	(10)	13.1	%(10)

Dimensional Fund Advisors Inc. (11) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	897,500	(11)	0	897,500	(11)	8.8	%(11)

QVT Financial LP (12) QVT Financial GP LLC QVT Fund LP QVT Associates GP LLC	691,200	(12)	0	691,200	(12)	6.8	%(12)
527 Madison Avenue, 8th Floor New York, NY 10022

FMR Corp. (13) Edward C. Johnson 3d	593,400	(13)	0	593,400	(13)	5.8	%(13)
82 Devonshire Street Boston, MA 02109

Hummingbird Management, LLC (14) Paul D. Sonkin Hummingbird Capital, LLC Hummingbird Value Fund, L.P. Hummingbird Microcap Value Fund, L.P.	517,900	(14)	0	517,900	(14)	5.1	%(14)
460 Park Avenue, 12th Floor New York, NY 10022

(1)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all of the common shares reflected in the table.

(2)	Except as otherwise noted, the percent of class is based upon the sum of (i) 10,157,500 common shares outstanding on June 22, 2006, and (ii) the number of common shares as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable within 60 days of June 22, 2006.

(3)	Individual named in the Summary Compensation Table.

(4)	Of these 20,000 common shares, 5,000 common shares are held by Mr. Biggerstaff’s minor children in accounts established under the Uniform Gifts to Minors Act.

(5)	Of these 522,600 common shares, 487,800 common shares (or 4.8% of the outstanding common shares) are owned of record by Opportunity Partners, L.P. and 34,800 common shares (or 0.3% of the outstanding common shares) are owned of record by Nadel and Gussman Combined Funds LLC. Mr. Chadwick has sole voting and dispositive power as to the 487,800 common shares owned by Opportunity Partners, L.P. and sole voting and dispositive power as to the 34,800 common shares owned by Nadel and Gussman Combined Funds LLC.

(6)	Of these 5,000 common shares, 2,100 common shares are held of record by Mr. Gertmenian’s wife who has sole voting and dispositive power as to the 2,100 common shares.

(7)	Represents ownership of less than 1% of the outstanding common shares.

(8)	Includes the six directors identified in the table; Messrs. Glasscock, Harris and Qualmann; Ray L. Druseikis, Vice President of Finance, Controller and Principal Accounting Officer; Craig A. Leach, Vice President, Information Systems; and Wynn D. Peterson, Senior Vice President, Jetride Services.

(9)	Based on information contained in a Schedule 13G amendment filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2006, Heartland Advisors, Inc., a registered investment adviser (“HAI”), and William J. Nasgovitz, President and principal shareholder of HAI, may be deemed to have beneficially owned 1,400,400 common shares (13.8% of the outstanding common shares) as of December 31, 2005, with shared voting power as to 1,310,400 common shares and shared dispositive power as to 1,400,400 common shares. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owned 1,000,000 of the common shares reported (or 9.9% of the outstanding common shares). The remaining common shares reported were owned by various other accounts managed by HAI on a discretionary basis. HAI may be deemed to have beneficially owned the common shares by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time. Mr. Nasgovitz may be deemed to have beneficially owned the common shares as a result of his ownership interest in HAI. HAI and Mr. Nasgovitz specifically disclaimed beneficial ownership of the common shares reported and did not admit that they constitute a group.

(10)	Based on information contained in a Schedule 13D (the latest amendment to which was filed with the SEC on July 7, 2005), Phillip Goldstein may be deemed to have beneficially owned 1,327,300 common shares (or 13.1% of the outstanding common shares) as of July 7, 2005, with sole voting power as to 336,900 common shares, shared voting power as to 25,000 common shares and sole dispositive power as to 839,500 common shares. Of the 1,327,300 common shares reported by Mr. Goldstein, 487,800 common shares are owned of record by Opportunity Partners, L. P. and, as disclosed in note (5) above, James M. Chadwick has sole voting and dispositive power as to those 487,800 common shares. Mr. Goldstein, a self-employed investment advisor, filed a joint Schedule 13D amendment with Andrew Dakos, Nadel and Gussman Combined Funds LLC, and James M. Chadwick as members of a group. Andrew Dakos, whose business address is 43 Waterford Drive, Montville, NJ 07045, may be deemed to have beneficially owned 191,900 common shares (or 1.89% of the outstanding common shares) as of July 7, 2005, with sole voting and dispositive power as to those 191,900 common shares. Nadel and Gussman Combined Funds LLC, whose business address is 15 East 5th Street, 32nd Floor, Tulsa, OK 74103, owned of record 34,800 common shares (or 0.3% of the outstanding common shares) as of July 7, 2005, and, as discussed in note (5) to this table, James M. Chadwick has sole voting and dispositive power as to those 34,800 common shares. Please see note (5) to this table for further information concerning the beneficial ownership of common shares by James M. Chadwick.

(11)	Based on information contained in a Schedule 13G amendment filed with the SEC on February 6, 2006, Dimensional Fund Advisors Inc., a registered investment adviser (“Dimensional”), may be deemed to have beneficially owned 897,500 common shares as of December 31, 2005, all of which were held in portfolios of four registered investment companies to which Dimensional furnishes investment advice and of other commingled group trusts and separate accounts for which Dimensional serves as investment manager. The common shares reported were owned by these investment companies, trusts and accounts. In its role as investment adviser or investment manager, Dimensional was reported to possess both sole voting power and sole dispositive power as to the common shares held in the portfolios of these investment companies, trusts and accounts. Dimensional disclaimed beneficial ownership of the reported common shares.

(12)	Based on information contained in a Schedule 13G amendment filed with the SEC on February 17, 2006, each of QVT Financial LP and QVT Financial GP LLC, both of whose business address is 527 Madison Avenue, 8th Floor, New York, NY 10022, may be deemed to have beneficially owned 691,200 common shares (or 6.8% of the outstanding common shares) as of February 16, 2006 and each of QVT Fund LP, whose business address is Walkers SPV, Walkers House, P.O. Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands, and QVT Associates GP LLC, whose business address is 527 Madison Avenue, 8th Floor, New York, NY 10022, may be deemed to have beneficially owned 564,590 common shares (or 5.6% of the outstanding common shares) as of that date. QVT Financial LP is the investment manager for QVT Fund LP (the “Fund”). QVT Financial LP is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which held 126,610 common shares. QVT Financial LP was reported to have the power to direct the vote and disposition of the common shares held by each of the Fund and the Separate Account and, accordingly, may be deemed to be the beneficial owner of an aggregate of 691,200 common shares. QVT Financial GP LLC, as General Partner of QVT Financial LP, may be deemed to beneficially own the same number of common shares as QVT

Financial LP. QVT Associates GP LLC, as General Partner of the Fund, may be deemed to beneficially own the 564,590 common shares reported by the Fund. Each of QVT Financial LP and QVT Financial GP LLC disclaims beneficial ownership of the 564,590 common shares owned by the Fund and the 126,610 common shares held in the Separate Account.

(13)	In a Schedule 13G amendment filed with the SEC on February 14, 2006 (the “2006 FMR Schedule 13G Amendment”), each of FMR Corp. and Edward C. Johnson 3d was reported to have beneficially owned 593,400 common shares (or 5.8% of the outstanding common shares) as of December 31, 2005, with sole dispositive power as to those common shares. Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109 (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, was reported to be the beneficial owner of 593,400 common shares (or 5.8% of the outstanding common shares) as a result of acting as investment adviser to various registered investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund (the “Fund”), 82 Devonshire Street, Boston, MA 02109, was reported to have amounted to 593,400 common shares (or 5.8% of the outstanding common shares). Each of Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the Fund was reported to have sole power to dispose of the 593,400 common shares owned by the Fund. The 2006 FMR Schedule 13G Amendment reported that Fidelity carries out the voting of the common shares under written guidelines established by the Fund’s Board of Trustees, and neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the common shares owned by the Fund. The 2006 FMR Schedule 13G Amendment reported that members of the Edward C. Johnson 3d family were the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The 2006 FMR Schedule 13G Amendment reported that the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares and that, accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(14)	Based on information contained in a Schedule 13D filed with the SEC on May 31, 2005, each of Hummingbird Management, LLC (“Hummingbird”), Paul D. Sonkin and Hummingbird Capital, LLC (“HC”) may be deemed to have beneficially owned 517,900 common shares (or 5.1% of the outstanding common shares) as of May 31, 2005; Hummingbird Value Fund, L.P. (“HVF”) may be deemed to have beneficially owned 261,300 common shares (or 2.6% of the outstanding common shares) as of the date; and Hummingbird Microcap Value Fund, L.P. (the “Microcap Fund”) may be deemed to have beneficially owned 256,600 common shares (or 2.5% of the outstanding common shares) as of the date. Hummingbird acts as investment manager to HVF and the Microcap Fund and was reported to have the sole investment discretion and voting authority with respect to the common shares owned of record by each of HVF and the Microcap Fund. The managing member and control person of Hummingbird is Paul Sonkin. Mr. Sonkin is also the managing member of HC, the general partner of each of HVF and the Microcap Fund. Each of Hummingbird, Paul Sonkin, HVF, the Microcap Fund and HC has a business address of 460 Park Avenue, 12th Floor, New York, NY 10022. Each of Hummingbird, Mr. Sonkin and HC disclaimed beneficial ownership of the common shares reported in the Schedule 13D.
ELECTION OF DIRECTORS
     As of the date of this Proxy Statement, there were six members of the Board, all of whose terms expire at the 2006 Annual Meeting — Joel E. Biggerstaff, James M. Chadwick, Russell M. Gertmenian, Gerald Hellerman, Bruce D. Parker, and James E. Riddle. On May 11, 2006, David P. Lauer notified the Board of his resignation from the Board effective that same date. Mr. Lauer, who had been a member of AirNet’s Board since 1999, cited general time constraints as the reason for his decision. Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, and as permitted by Section 2.02 of AirNet’s Code of Regulations, the Board has fixed the number of directors at six, reflecting the number of individuals currently serving as directors.
Director Independence
     The common shares of AirNet traded on the New York Stock Exchange (“NYSE”) throughout the 2005 fiscal year and until January 24, 2006. On January 25, 2006, the common shares of AirNet began trading on the American Stock Exchange (“AMEX”).

     Applicable sections of the AMEX Company Guide (the “AMEX Rules”) require, and applicable sections of the NYSE Listed Company Manual (the “NYSE Rules”) required, that a majority of the members of AirNet’s Board be independent directors. The definition of independence for purposes of each of the AMEX Rules and the NYSE Rules includes a series of objective tests, such as the director is not an employee of AirNet or any of AirNet’s subsidiaries and has not directly or indirectly engaged in various types of business dealings with AirNet or any of AirNet’s subsidiaries and the director does not have an immediate family member who is employed by AirNet or any of AirNet’s subsidiaries as an executive officer. In addition, as further required by each of the AMEX Rules and the NYSE Rules, AirNet’s Board has affirmatively determined that each independent director has no material relationship with AirNet or any of AirNet’s subsidiaries (either directly or indirectly).
     As discussed below, AirNet’s Board has affirmatively determined that four of the six current directors (i) qualified as independent directors under the NYSE Rules during the period the NYSE Rules were applicable to AirNet (i.e., throughout the 2005 fiscal year and until January 24, 2006) and (ii) qualify as independent directors under the AMEX Rules. In addition, AirNet’s Board affirmatively determined that David P. Lauer (i) qualified as an independent director under the NYSE Rules during the period the NYSE Rules were applicable to AirNet and (ii) qualified as an independent director under the AMEX Rules during the period from January 25, 2006 until his resignation from the Board. In making its determinations of director independence under the NYSE Rules, AirNet’s Board established categorical standards (reflecting the objective tests of the NYSE Rules) to assist it in making its determination of director independence. For purposes of making the determination of independence under the NYSE Rules, AirNet’s Board defined an “independent director” as a director who:
•	is not and within the last three years has not been an employee of, and has no immediate family member who is or has within the last three years been an executive officer of, AirNet or any of its subsidiaries;

•	has not received, and has no immediate family member who has received (other than for service as a non-executive officer employee), during any 12-month period within the last three years, more than $100,000 in direct compensation from AirNet or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	is not and has no immediate family member who is a current partner of a firm that is AirNet’s internal or external auditor;

•	is not a current employee of a firm that is AirNet’s internal or external auditor;

•	has no immediate family member who is a current employee of a firm that is AirNet’s internal or external auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	has not been, and has no immediate family member who has been, within the last three years (but is no longer) a partner or employee of a firm that is AirNet’s internal or external auditor and personally worked on AirNet’s audit within that time;

•	is not and has not been within the last three years, and has no immediate family member who is or has been within the last three years, employed as an executive officer of another company where any of AirNet’s present executive officers at the same time serves or served on the other company’s compensation committee;

•	is not a current employee, and has no immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, AirNet or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; and

•	has no other material relationship with AirNet or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with AirNet or any of its subsidiaries).
     AirNet’s Board determined that each of James M. Chadwick, Gerald Hellerman, David P. Lauer, Bruce D. Parker and James E. Riddle was independent under these categorical standards. Joel E. Biggerstaff and Russell M. Gertmenian did not qualify as independent directors under the foregoing categorical standards.
     In making its determination as to the independence of AirNet’s directors under the AMEX Rules, AirNet’s Board reviewed, considered and discussed the specific objective tests included in the AMEX Rules (which are generally more stringent than the specific objective tests included in the NYSE Rules), in light of:
•	the relationships (including commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships) of each director (and the immediate family members of each director) with AirNet and/or any of AirNet’s subsidiaries (either directly or as a partner, shareholder, officer or member of any organization that has any such relationship), in each case during the current fiscal year or any of the past three fiscal years; and
•	the compensation and other payments each director (and the immediate family members of each director):
o	has received from or made to AirNet and/or any of AirNet’s subsidiaries (either directly or as a partner, shareholder, officer or member of an organization which has received compensation or payments from or made payments to AirNet and/or any of AirNet’s subsidiaries), in each case during the current fiscal year or any of the past three fiscal years; and
o	presently expects to receive from or make to AirNet and/or any of the subsidiaries of AirNet (either directly or as a partner, shareholder, officer or member of an organization which has received compensation or payments from or made payments to AirNet and/or any of the subsidiaries of AirNet).
     AirNet’s Board has determined that each of James M. Chadwick, Gerald Hellerman, Bruce D. Parker and James E. Riddle also qualifies as independent under the AMEX Rules because he has no relationship, either directly or indirectly, with AirNet or any of AirNet’s subsidiaries, other than serving as a director of AirNet and owning common shares of AirNet and that David P. Lauer so qualified prior to his resignation from the Board. Joel E. Biggerstaff and Russell M. Gertmenian do not qualify as independent directors under objective tests included in the AMEX Rules.
Nominees Standing for Election to the Board of Directors
     Each individual elected as a director at the 2006 Annual Meeting will hold office for a new term expiring at the 2007 Annual Meeting of Shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Board’s nominees, each of whom was recommended by the Nominating and Corporate Governance Committee, are identified below. The individuals named as proxies in the form of proxy solicited by the Board intend to vote the common shares represented by proxy for the Board’s nominees named below, unless otherwise instructed on the proxy card. If any nominee who would otherwise receive the requisite number of votes becomes unable or unwilling to serve as a candidate for election as a director, the proxies reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board, upon recommendation by the Nominating and Corporate Governance Committee. The Board has no reason to believe that any of the nominees of the Board will be unavailable or unable to serve as a director if elected.
     The following information, as of June 22, 2006, concerning the age, principal occupation, other affiliations and business experience of each director during the last five years has been furnished to AirNet by such director. Except where indicated, each director has had the same principal occupation for the last five years. There are no family relationships among any of the directors and current executive officers of AirNet.

Joel E. Biggerstaff	Director since 2000
     Mr. Biggerstaff, age 49, has served as AirNet’s Chairman of the Board since August 2001, Chief Executive Officer since April 2000 and President since August 1999. He also served as AirNet’s Chief Operating Officer from August 1999 to February 2004. Prior to joining AirNet, Mr. Biggerstaff served as President of the Southern Region of Corporate Express Delivery Systems, a national expedited distribution service, from February 1998 through July 1999. From September 1996 through February 1998, Mr. Biggerstaff provided transportation consulting services and prior to September 1996, he held various positions, including Regional Vice President and General Manager, with Ryder System, Inc., a company providing transportation and supply-chain management solutions.

James M. Chadwick	Director since 2005
     Mr. Chadwick, age 33, currently serves as a Fund Manager of Monarch Activist Partners LP and had served as the managing member of Pacific Coast Investment Partners, LLC, a hedge fund specializing in shareholder activism, from January 2003 until June 2005. Pacific Coast Investment Partners, LLC is the General Partner of Pacific Coast Investment

Fund, L.P., a private investment fund. From April 1999 to October 2002, Mr. Chadwick was employed by Relational Investors, LLC, a registered investment advisor that invests in companies that it believes can be improved. He served as an analyst for Relational Investors, LLC from 1999 to 2001 and became a Senior Analyst in 2002.

Russell M. Gertmenian	Director since 1996
     Mr. Gertmenian, age 58, has been a partner with Vorys, Sater, Seymour and Pease LLP since 1979 and currently serves as Chair of that firm’s Executive Committee and as Vice-Chair of that firm’s Management Committee. Vorys, Sater, Seymour and Pease LLP rendered legal services to AirNet during the 2005 fiscal year and continues to do so. Mr. Gertmenian also serves as a director of Abercrombie & Fitch Co.

Gerald Hellerman	Director since 2005
     Mr. Hellerman, age 68, owns and has served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, since the firm’s inception in 1993. Mr. Hellerman currently serves as a director and chief compliance officer for The Mexico Equity and Income Fund, Inc.; a director of MVC Capital, Inc.; a director and President of Innovative Clinical Solutions, Ltd., a company formerly engaged in clinical trials and physician network management which is currently in liquidation; and a director of FNC Realty Corporation, a successor to Frank’s Nursery & Crafts, Inc., a company which operated the nation’s largest chain of lawn and garden retail stores, which has emerged from bankruptcy protection under Chapter 11 and is currently operating the properties it owns. Mr. Hellerman also served as a director of Brantley Capital Corporation until March 2, 2006.

Bruce D. Parker	Director since 2002
     Mr. Parker, age 58, is the Founder and President of IT Management Group, LLC, a specialty consulting group that advises and manages information technology organizations for corporations in Europe and the United States. Mr. Parker served as Executive Vice President of Sapient Corporation, a business and technology consulting firm, from December 1999 until his retirement in July 2002. From December 1997 to December 1999, Mr. Parker served as Senior Vice President and Chief Information Officer at United Airlines, Inc. From September 1994 to December 1997, Mr. Parker was Senior Vice President — Management Information Systems and Chief Information Officer at Ryder System, Inc. Mr. Parker is also a director of Sapient Corporation.

James E. Riddle	Director since 2000
     Mr. Riddle, age 64, has been in the growth management and consulting business since July 1999, most recently as Managing Partner of GrowthCircle Ventures, LLP, a management consulting firm, since August 2001, and as Vice Chairman of Enterasys Systems, Inc., an enterprise network provider, from August 2000 to April 2001. Previously, Mr. Riddle served from 1997 to 1999 as President and Chief Operating Officer of Norrell Services, Inc., an outsourcing information technology and staffing services company. Prior to joining Norrell, for four years, Mr. Riddle served Ryder System, Inc. in several capacities, primarily in marketing and sales, including President of Ryder International. Mr. Riddle served Xerox Corporation for 26 years in a variety of senior management positions, including Vice President of Marketing and Vice President of Field Operations for the United States operations and Vice President of Marketing and Sales for the European operations. Mr. Riddle is also a director of Danka Business Systems PLC.
     James M. Chadwick and Gerald Hellerman were appointed to AirNet’s Board effective July 20, 2005, and were recommended by the Nominating and Corporate Governance Committee. Messrs. Chadwick and Hellerman were recommended to the Nominating and Corporate Governance Committee by Pacific Coast Investment Partners, LLC and Phillip Goldstein, respectively, in connection with the efforts of a group of AirNet’s shareholders, including Pacific Coast Investment Fund, L.P., Mr. Goldstein, Andrew Dakos, Pacific Coast Investment Partners, LLC, Nadel and Gussman Combined Funds LLC, Opportunity Partners, L.P. and Full Value Partners, L.P. (the “Shareholders Group”), to call a special meeting of AirNet’s shareholders to replace the Board. In a Schedule 13D amendment filed with the SEC on July 7, 2005, the Shareholders Group reported that it had discontinued its plea to call a special meeting of AirNet’s shareholders.

Recommendation and Vote
     Under Ohio law and AirNet’s Code of Regulations, the six nominees for election to the Board receiving the greatest number of votes “FOR” election will be elected as directors of AirNet.
     The individuals named as proxies in the accompanying proxy card intend to vote the common shares represented by proxies received under this solicitation for the Board’s nominees unless otherwise instructed on the proxy card. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.
     The AirNet Board recommends that shareholders vote FOR the election of all of the nominees named above.
Executive Officers of AirNet
     The following table identifies the executive officers of AirNet as of June 22, 2006. The executive officers serve at the pleasure of the Board and, in the case of Joel E. Biggerstaff, Gary W. Qualmann, Larry M. Glasscock, Jr. and Jeffery B. Harris, pursuant to employment agreements.

Name	Age	Positions
Joel E. Biggerstaff	49	Chairman of the Board, Chief Executive Officer and President

Gary W. Qualmann	54	Chief Financial Officer, Treasurer and Secretary

Larry M. Glasscock, Jr.	49	Senior Vice President, Express Services

Jeffery B. Harris	47	Senior Vice President, Bank Services

Wynn D. Peterson	42	Senior Vice President, Jetride Services

Ray L. Druseikis	54	Vice President of Finance, Controller and Principal Accounting Officer

Craig A. Leach	49	Vice President, Information Systems
Joel E. Biggerstaff has served as AirNet’s Chairman of the Board since August 2001, Chief Executive Officer since April 2000, and President since August 1999. He also served as AirNet’s Chief Operating Officer from August 1999 to February 2004. Prior to joining AirNet, Mr. Biggerstaff served as President of the Southern Region of Corporate Express Delivery Systems, a national expedited distribution service, from February 1998 through July 1999. From September 1996 through February 1998, Mr. Biggerstaff provided transportation consulting services and prior to September 1996, he held various positions, including Regional Vice President and General Manager, with Ryder System, Inc., a company providing transportation and supply-chain management solutions.
Gary W. Qualmann has served as AirNet’s Chief Financial Officer, Treasurer and Secretary since September 2003. From February 2002 through August 2003, Mr. Qualmann served as Chief Financial Officer and Treasurer of Metatec, Inc., a manufacturer and distributor of electronic media which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on October 17, 2003. Mr. Qualmann provided financial consulting services to Metatec, Inc. from October 2001 through February 2002. From March 1996 until June 2001, Mr. Qualmann was Chief Financial Officer, Treasurer and Secretary of MindLeaders.com, Inc., an e-learning company based in Columbus, Ohio. From May 1988 until July 1995, Mr. Qualmann served as Executive Vice President and Chief Financial Officer of Red Roof Inns, Inc., a lodging company based in Hilliard, Ohio.
Larry M. Glasscock, Jr. has served as AirNet’s Senior Vice President, Express Services since February 2003. From February 2002 through February 2003, Mr. Glasscock served as Senior Vice President of Evercom Systems, Inc., a national provider of telecom services. From April 2001 through February 2002, Mr. Glasscock served as Executive Vice President of NextJet Technologies, a software and technology solutions organization. Mr. Glasscock served as Chief Executive

Officer of Expedited Delivery Systems, Inc., a time-definite trucking concern, from August 1999 to September 2000 and as its President and Chief Operating Officer from January 1998 through August 1999.
Jeffery B. Harris has served as AirNet’s Senior Vice President, Bank Services since May 2000. Mr. Harris joined AirNet in June 1996 as the relationship manager for Banking Sales and was appointed Vice President, Sales in the banking division in October 1997.
Wynn D. Peterson has served as AirNet’s Senior Vice President, Jetride Services since June 2005. From January 2005 to June 2005, Mr. Peterson served as AirNet’s Vice President, Strategic Planning and Analysis and prior thereto, he had served since February 2000 as Vice President of Corporate Development. Mr. Peterson joined AirNet in 1997 as Manager of Corporate Development. Prior to joining AirNet, Mr. Peterson managed equity and fixed income portfolios from 1993 until 1997 at Desert Mutual, a pension and benefits company in Salt Lake City, Utah. From 1988 until 1993, Mr. Peterson held various management positions in Finance, Corporate Development and Strategic Planning at AMR Corporation, the parent company of American Airlines, Inc., in Dallas, Texas.
Ray L. Druseikis has served as AirNet’s Vice President of Finance, Controller and Principal Accounting Officer since June 30, 2005. Mr. Druseikis had served as an independent consultant to AirNet from June 30, 2004 until his election as an officer of AirNet, providing assistance in the process of documenting and testing AirNet’s internal control over financial reporting for purposes of satisfying the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Prior to joining AirNet, Mr. Druseikis had provided contract accounting and financial consulting services to publicly-traded and privately-owned companies since October 2002. In addition, from September 2003 to April 2004, Mr. Druseikis served as the Chief Financial Officer of SEA, Ltd., a privately-owned forensic engineering services company. From February 2000 to March 2002, Mr. Druseikis served as Corporate Controller for The Dispatch Printing Company, a privately-owned enterprise with varies business interests in media, real estate and venture capital. From January 1997 to February 2000, Mr. Druseikis served as Controller and Chief Accounting Officer for Crown NorthCorp Inc., a publicly-traded real estate financial services company.
Craig A. Leach has served as AirNet’s Vice President, Information Systems since January 2000. Mr. Leach established AirNet’s Information Systems Department in 1985 and was named Director of Information Systems in 1996.
Communications with the Board
     The Board believes it is important for shareholders to have a process to send communications to the Board and its individual members. Accordingly, shareholders who wish to communicate with the Board, the independent directors, a group of directors or a particular director may do so by sending a letter to such individual or individuals, in care of Gary W. Qualmann, Chief Financial Officer, Secretary and Treasurer of AirNet, to AirNet’s executive offices at 7250 Star Check Drive, Columbus, Ohio 43217. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder — Board Communication,” “Shareholder — Director Communication,” “Shareholder — Independent Director Communication” or otherwise be marked as appropriate. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. AirNet’s Secretary will make copies of all such letters and circulate them to the appropriate director or directors. There is no screening in respect of shareholder communications. In addition, shareholders may contact the directors through the Mysafeworkplace.com Hotline. The Mysafeworkplace.com Hotline can be reached at 800-461-9330 or via e-mail at www.mysafeworkplace.com. All communications received through the Mysafeworkplace.com Hotline are categorized by incident type and are then referred to Gerald Hellerman (David P. Lauer prior to May 11, 2006), Chair of the Audit Committee; Gary W. Qualmann, Chief Financial Officer, Secretary and Treasurer of AirNet; and/or Beth Filipkowski, Director of Human Resources of AirNet, depending on the subject matter. All communications involving accounting, securities, ethical or regulatory issues are referred to Mr. Hellerman.
Meetings of the Board and Attendance at Annual Meetings of Shareholders
     The Board held 27 regularly scheduled or special meetings during the 2005 fiscal year. Each incumbent director attended at least 75% of the aggregate of the total number of meetings held by the Board during the period of the 2005 fiscal year when he served as a director, and the total number of meetings held by all Board committees on which he served, during the period of the 2005 fiscal year when he served as a committee member.

     In accordance with AirNet’s Corporate Governance Guidelines, the non-management directors of AirNet meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the non-management directors deem necessary or appropriate. James E. Riddle has been chosen as the lead director and presides at all executive sessions of the non-management directors of AirNet. In addition, at least once a year, the independent directors of AirNet meet in executive session. Mr. Riddle also presides at these meetings.
     Although AirNet does not have a formal policy requiring members of the Board to attend annual meetings of the shareholders, AirNet encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. The seven directors who were then directors of AirNet (Joel E. Biggerstaff, James M. Chadwick, Russell M. Gertmenian, Gerald Hellerman, David P. Lauer, Bruce D. Parker and James E. Riddle) attended AirNet’s last annual meeting of shareholders held on December 16, 2005.
Committees of the Board
     The Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, on April 29, 2005, the Board established a Special Committee to oversee the process of reviewing, developing and evaluating various strategic alternatives to enhance shareholder value. The Special Committee was dissolved on December 16, 2005. On December 16, 2005, AirNet’s Board established a Strategy Committee to work with management on the ongoing business strategy and alternatives for AirNet to enhance shareholder value.
     Audit Committee
     The Audit Committee currently consists of Gerald Hellerman (Chair), James M. Chadwick, Bruce D. Parker and James E. Riddle. Each of Messrs. Parker and Riddle also served on the Audit Committee throughout the 2005 fiscal year. Mr. Chadwick was appointed to the Audit Committee effective July 20, 2005. On May 17, 2006, Mr. Hellerman was appointed to the Audit Committee and to serve as Chair of the Audit Committee. David P. Lauer served as Chair of the Audit Committee throughout the 2005 fiscal year and during the 2006 fiscal year until his resignation from the Board on May 11, 2006.
     The Board has determined that each current member of the Audit Committee, as well as David P. Lauer during his service as a member of the Audit Committee, qualified as an independent director under the applicable NYSE Rules, and qualifies as an independent director under the applicable AMEX Rules and under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Gerald Hellerman qualifies as an “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K, by virtue of his experience described above under “Nominees Standing for Election to the Board of Directors.” In addition, during his service as a member of the Audit Committee, David P. Lauer qualified as an “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K. In addition to the qualification of Mr. Hellerman as an “audit committee financial expert,” the Board strongly believes that each member of the Audit Committee is highly qualified to discharge his duties on behalf of AirNet and its subsidiaries, and satisfied the financial literacy requirements of the applicable NYSE Rules and satisfies the financial literacy requirements of the applicable AMEX Rules.
     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee’s charter, as amended, is posted under the “Corporate Governance” link on the “Investor Relations” page of AirNet’s website at www.airnet.com. Shareholders may also obtain a copy of the Audit Committee charter, without charge, by writing to the Chief Financial Officer, Treasurer and Secretary of AirNet at AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Gary W. Qualmann. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter in consultation with the Nominating and Corporate Governance Committee and will recommend any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices.
     The Audit Committee’s duties and responsibilities are set forth in its charter. The primary functions of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of AirNet’s consolidated financial statements; (ii) AirNet’s compliance with legal and regulatory requirements, including the legal compliance and ethics programs established by management and the Board; (iii) the qualifications and independence of AirNet’s independent registered public accounting firm; and (iv) the performance of AirNet’s internal audit function and its independent registered public accounting firm. The Audit Committee’s specific responsibilities include: (a) overseeing AirNet’s accounting and financial reporting processes on behalf of the Board; (b) appointing and retaining AirNet’s independent registered public accounting firm for each fiscal year and determining the terms of engagement, including the proposed fees and terms of service; (c) monitoring the independence, qualifications and performance of AirNet’s independent registered public accounting firm; (d) reviewing and approving in advance all audit and all permitted non-audit services; (e) reviewing the activities of the personnel performing the internal audit function and AirNet’s independent registered public accounting firm; (f) setting hiring policies for employees or former employees of AirNet’s independent registered public accounting firm; (g) preparing an annual report for inclusion in AirNet’s proxy statement; (h) reviewing AirNet’s accounting policies and practices; and (i) other matters required by the Public Company Accounting Oversight Board, the SEC, AMEX and similar bodies or agencies. Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee determines necessary to carry out its duties.
     The Audit Committee held six meetings during the 2005 fiscal year. The Audit Committee’s report relating to the 2005 fiscal year begins on page 34.
     Compensation Committee
     The Compensation Committee is currently comprised of James E. Riddle (Chair), Gerald Hellerman and Bruce D. Parker. Each of Messrs. Riddle and Parker also served on the Compensation Committee throughout the 2005 fiscal year. Mr. Hellerman was appointed to the Compensation Committee effective July 20, 2005. David P. Lauer served as a member of the Compensation Committee throughout the 2005 fiscal year and during the 2006 fiscal year until his resignation from the Board on May 11, 2006. The Board has determined that each current member of the Compensation Committee, as well as David P. Lauer during his service as a member of the Compensation Committee, qualified as an independent director under the applicable NYSE Rules, and qualifies as an independent director under the applicable AMEX Rules, an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and a non-employee director for purposes of Rule 16b-3 under the Exchange Act.
     The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee’s charter, as amended, is posted under the “Corporate Governance” link on the “Investor Relations” page of AirNet’s website at www.airnet.com. Shareholders may also obtain a copy of the Compensation Committee charter, without charge, by writing to the Chief Financial Officer, Treasurer and Secretary of AirNet at AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Gary W. Qualmann. The Compensation Committee periodically reviews and reassesses the adequacy of its charter in consultation with the Nominating and Corporate Governance Committee and will recommend any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices.
     The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include: (i) reviewing and approving the general compensation policies applicable to AirNet’s Chief Executive Officer and other members of senior management; (ii) determining the methods and criteria for the review and evaluation of the performance of AirNet’s Chief Executive Officer and other members of senior management, including the corporate goals and objectives relevant to their respective compensation; (iii) evaluating the performance of AirNet’s Chief Executive Officer and other members of senior management in light of the approved corporate goals and objectives and determining and approving the compensation of each based on such evaluation; (iv) reviewing and discussing with the Board and AirNet’s Chief Executive Officer the organizational structure of AirNet, succession planning and development recommendations; (v) evaluating existing, and, if directed by the Board, negotiating and approving proposed employment contracts or severance arrangement between AirNet and members of senior management; (vi) administering, reviewing and making recommendations to the Board regarding AirNet’s incentive-compensation plans, equity compensation plans and other plans in accordance with applicable laws, rules and regulations; (vii) reviewing and recommending to the Board the compensation policy for the directors of AirNet who are not officers or employees of AirNet (the “Non-Employee Directors”) and changes to the compensation of the Non-Employee Directors; and (viii) preparing an annual report on executive compensation for inclusion in AirNet’s proxy statement. Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist in the evaluation of director, Chief Executive Officer or senior management compensation and to approve the fees and other retention terms for any such consultants.
     The Compensation Committee held nine meetings during the 2005 fiscal year. The Compensation Committee’s report on executive compensation for the 2005 fiscal year begins on page 27.

     Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee is currently comprised of Bruce D. Parker (Chair) and James E. Riddle, each of whom also served on such committee throughout the 2005 fiscal year. David P. Lauer served as a member of the Nominating and Corporate Governance Committee throughout the 2005 fiscal year and during the 2006 fiscal year until his resignation from the Board on May 11, 2006. The Board has determined that each member of the Nominating and Corporate Governance Committee, as well as David P. Lauer during his service as a member of the Nominating and Corporate Governance Committee, qualified as an independent director under the applicable NYSE Rules, and qualifies as an independent director under the applicable AMEX Rules.
     The Nominating and Corporate Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Nominating and Corporate Governance Committee’s charter, as amended, is posted under the “Corporate Governance” link on the “Investor Relations” page of AirNet’s website at www.airnet.com. Shareholders may also obtain a copy of the Nominating and Corporate Governance Committee charter, without charge, by writing to the Chief Financial Officer, Treasurer and Secretary of AirNet at AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Gary W. Qualmann. The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of its charter and will recommend any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices.
     The purpose of the Nominating and Corporate Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board. The primary responsibilities of the Nominating and Corporate Governance Committee include: (i) establishing and articulating the qualifications, desired background and selection criteria for members of the Board; (ii) developing a policy with regard to the consideration of candidates for election or appointment to the Board recommended by shareholders of AirNet and procedures to be followed by shareholders in submitting such recommendations; (iii) making recommendations to the full Board concerning all nominees for Board membership, including the re-election of existing Board members and the filling of any vacancies; (iv) evaluating and making recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments; (v) periodically reviewing and making recommendations to the full Board regarding director compensation and stock ownership; (vi) developing and periodically reviewing a set of written corporate governance guidelines applicable to AirNet in accordance with applicable laws, rules, regulations and listing standards; (vii) overseeing the annual review of the effectiveness of the operation of the Board and the Board committees; (viii) considering matters related to the retirement of Board members, including consideration of a recommended retirement age. Pursuant to its charter, the Nominating and Corporate Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm.
     The Nominating and Corporate Governance Committee held four meetings during the 2005 fiscal year.
     Special Committee
     On January 5, 2005, AirNet’s Board engaged Brown Gibbons Lang & Company to serve as AirNet’s exclusive financial advisor and investment banker to review, develop and evaluate various strategic alternatives to enhance shareholder value. The Board established a Special Committee consisting solely of independent directors to oversee the process of reviewing, developing and evaluating such strategic alternatives.
     The Special Committee was comprised of Gerald Hellerman, David P. Lauer, Bruce D. Parker and James E. Riddle. Each of Messrs. Lauer, Parker and Riddle served on the Special Committee from its establishment on April 29, 2005. Mr. Hellerman was appointed to the Special Committee on August 9, 2005. The Special Committee was dissolved on December 16, 2005. The Special Committee met 29 times during the period from its establishment through December 16, 2005.

     Strategy Committee
     On December 16, 2005, AirNet’s Board established a Strategy Committee to work with management on the ongoing business strategy and alternatives for AirNet to enhance shareholder value. The Strategy Committee is comprised of Bruce D. Parker (Chair) and James M. Chadwick. The Strategy Committee did not meet during 2005 fiscal year.
Nominating Procedures
     As described above, AirNet has a standing Nominating and Corporate Governance Committee that has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.
     When considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials and does not have specific eligibility requirements or minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers those factors it considers appropriate, including judgment, skill, diversity, strength of character, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to a publicly traded or private company, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Corporate Governance Committee may weigh certain factors more or less heavily. The Nominating and Corporate Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.
     The Nominating and Corporate Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on the source of the recommendation. Pursuant to its charter, the Nominating and Corporate Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. AirNet has never used a consultant or search firm and, accordingly, has paid no such fees.
     Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending the recommendation to Bruce D. Parker, Chair of the Nominating and Corporate Governance Committee, in care of AirNet, to AirNet’s executive offices at 7250 Star Check Drive, Columbus, Ohio 43217. The recommendation should include the candidate’s name, age, business address, residence address and principal occupation. The recommendation should also describe the candidate’s qualifications, attributes, skills and other qualities. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with the Nominating and Corporate Governance Committee members, should accompany any such recommendation.
     The Board, taking into account the recommendations of the Nominating and Corporate Governance Committee, selects nominees for election as directors at each annual meeting of shareholders. In addition, shareholders wishing to nominate directors for election may do so provided they comply with the nomination procedures set forth in AirNet’s Code of Regulations. In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intent to make such nomination. The notice must be sent to AirNet’s Secretary and delivered in person or mailed and received at AirNet’s principal executive offices not less than 60 days or more than 90 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 70 days prior to the meeting, the shareholder notice must be received by AirNet’s Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or publicly disclosed. AirNet’s Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Corporate Governance Committee for review. Each shareholder notice must include the following information: (i) the name and address of the shareholder who intends to make the nomination and of the individual to be nominated; (ii) a representation that the shareholder is a holder of record of common shares and intends to appear at the meeting in person or by proxy at the meeting to submit the nomination; (iii) a description of any arrangement or understanding between the shareholder and the nominee or any other person providing for the nomination; and (iv) any other information concerning the nominee proposed by the shareholder that must be disclosed of nominees in proxy solicitations under applicable SEC rules. Each notice must also be accompanied by the written consent of the proposed nominee to serve if elected. No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner just described or by the Board or the Nominating and Corporate Governance Committee of the Board.
     Shareholders seeking to nominate candidates for election as directors at the 2006 Annual Meeting were required to provide notice thereof to AirNet no later than the close of business on June 4, 2006. No shareholder provided the requisite notice by such date.
Corporate Governance Guidelines
     AirNet’s Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect AirNet’s commitment to the highest standards of corporate governance. The Corporate Governance Guidelines are posted under the “Corporate Governance” link of the “Investor Relations” page of AirNet’s website at www.airnet.com. Shareholders may also obtain a copy of the Corporate Governance Guidelines, without charge, by writing to the Chief Financial Officer, Treasurer and Secretary of AirNet at AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Gary W. Qualmann.
Code of Business Conduct and Ethics
     AirNet’s Board has adopted the Code of Business Conduct and Ethics which is posted under the “Corporate Governance” link of the “Investor Relations” page of AirNet’s website at www.airnet.com. Shareholders may also obtain a copy of the Code of Business Conduct and Ethics, without charge, by writing to the Chief Financial Officer, Treasurer and Secretary of AirNet at AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Gary W. Qualmann.
Compensation of Directors
     Cash Compensation
     Directors of AirNet who are not officers or employees of AirNet (“Non-Employee Directors”) are paid fees for their services as members of the Board and as members of Board committees. The quarterly fee paid during the 2005 fiscal year and during the fiscal year ending December 31, 2006 (the “2006 fiscal year”) for serving as a Non-Employee Director has been and remains $6,000. The fee for attending each meeting of the full Board in person was $2,000 during the 2005 fiscal year and continues to be the same amount during the 2006 fiscal year. The fee for attending telephonic meetings of the full Board was $1,000 for each meeting attended during the 2005 fiscal year and remains that amount during the 2006 fiscal year.
     The fee for Audit Committee members has been and remains $2,000 per meeting attended in person during each of the 2005 fiscal year and the 2006 fiscal year, with the Chair of the Audit Committee receiving an additional $1,000 per meeting attended in person. The fee for Compensation Committee members and Nominating and Corporate Governance Committee members has been and remains $1,000 per meeting attended in person during each of the 2005 fiscal year and the 2006 fiscal year, with the Chair of each of those Committees receiving an additional $2,000 for each meeting of the Committee attended in person. The fees for attending telephonic meetings of each Committee held during each of the 2005 fiscal year and the 2006 fiscal year have been and remain one-half (50%) of the amount of the fees for attending a meeting of the particular Committee in person.
     On April 29, 2005, AirNet’s Board established a Special Committee, consisting solely of independent directors, to oversee the process of reviewing, developing and evaluating strategic alternatives to enhance shareholder value. During the 2005 fiscal year, Gerald Hellerman, David P. Lauer, Bruce D. Parker and James E. Riddle served on the Special Committee. Each of Messrs. Lauer, Parker and Riddle was appointed to the Special Committee upon its establishment. Mr. Hellerman was appointed to the Special Committee on August 9, 2005. The Special Committee was dissolved on December 16, 2005. The fees for Special Committee members during the 2005 fiscal year were $1,000 per meeting attended in person and $500 for each telephonic meeting attended.

     On December 16, 2005, AirNet’s Board established a Strategy Committee to work with management on the ongoing business strategy and alternatives for AirNet to enhance shareholder value. The Strategy Committee is comprised of Bruce D. Parker and James M. Chadwick. The fees for Strategy Committee members for each of the 2005 fiscal year and the 2006 fiscal year have been and remain $1,000 per meeting attended in person and $500 for each telephonic meeting attended. In addition, on May 11, 2006, the Board approved a $5,000 quarterly fee for Mr. Parker for service in the capacity as Chair of the Strategy Committee, retroactive to January 1, 2006.
     As the lead director of AirNet, James E. Riddle received an additional quarterly fee of $6,000 for service in that capacity during each of the 2005 fiscal year and the 2006 fiscal year and continues to receive that amount.
     The Non-Employee Directors meet without management present in connection with each of the regularly scheduled meetings of the full Board and receive no meeting fees for attending such meetings. To the extent the Non-Employee Directors determine to meet by telephone or in person other than in connection with a regularly scheduled Board meeting, they receive $2,000 per meeting attended in person and $1,000 per telephonic meeting.
     As an officer and employee of AirNet, Joel E. Biggerstaff receives no fees for serving as a director of AirNet.
     The directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors, including travel expenses.
     Director Deferred Compensation Plan
     Effective May 27, 1998, AirNet established the AirNet Systems, Inc. Director Deferred Compensation Plan (the “Director Deferred Plan”). Voluntary participation in the Director Deferred Plan enables a Non-Employee Director of AirNet to defer all or a part of his director’s fees, including federal income tax thereon. Such deferred fees may be credited to (i) a cash account where the funds will earn interest at the rate prescribed in the Director Deferred Plan or (ii) a stock account where the funds will be converted into a common share equivalent (determined by dividing the amount to be allocated to the Non-Employee Director’s stock account by the fair market value of AirNet’s common shares when the credit to the stock account is made). In his deferral election, a Non-Employee Director will elect whether distribution of the amount in his account(s) under the Director Deferred Plan is to be made in a single lump sum payment or in equal annual installments payable over a period of not more than ten years. Distributions will commence within 30 days of the earlier of (a) the date specified by a Non-Employee Director at the time a deferral election is made or (b) the date the Non-Employee Director ceases to so serve. Cash accounts will be distributed in the form of cash and stock accounts will be distributed in the form of common shares or cash, as selected by AirNet. As of the date of this Proxy Statement, none of the Non-Employee Directors was participating in the Director Deferred Plan.
     Options Granted under Amended and Restated 1996 Incentive Stock Plan
     Under the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan (the “1996 Plan”), Non-Employee Directors were automatically granted options to purchase AirNet common shares. On March 7, 1997, each individual then serving as a Non-Employee Director was automatically granted an immediately exercisable option to purchase 2,000 common shares with an exercise price equal to the fair market value of the common shares on the grant date. On August 19, 1998, each individual then serving as a Non-Employee Director was granted an option to purchase 20,000 common shares with an exercise price equal to the fair market value of the common shares on the grant date. Each option granted on August 19, 1998 vested and became exercisable with respect to 20% of the common shares covered thereby on each of the grant date and the first, second, third and fourth anniversaries of the grant date.
     Pursuant to the 1996 Plan, each individual newly-elected or appointed as a Non-Employee Director from August 19, 1998 until June 4, 2004 was automatically granted an option to purchase 20,000 common shares effective on the date of his election or appointment to the Board. In addition, on the first business day of each of the 2002, 2003 and 2004 fiscal years, each individual who was then serving as a Non-Employee Director and had served for at least one full one-year term as a Non-Employee Director, was automatically granted an option to purchase 4,000 common shares. All of these options were granted with an exercise price per share equal to the fair market value of the common shares on the grant date. In addition, all of these options have vested and are to vest and become exercisable with respect to 20% of the common shares covered thereby on each of the grant date and the first, second, third and fourth anniversaries of the grant date.

     Each option granted to a Non-Employee Director under the 1996 Plan since August 18, 1999, which has not expired, been cancelled or been exercised prior to the effective date of the event, will become immediately exercisable in full (i) if the Non-Employee Director retires from service as an AirNet director, becomes totally disabled or dies, (ii) if AirNet merges with another entity and AirNet is not the survivor in the merger, or (iii) if all or substantially all of AirNet’s assets or stock is acquired by another entity.
     Each option granted to a Non-Employee Director under the 1996 Plan has a ten-year term. If a Non-Employee Director ceases to be a member of the Board, his vested options may be exercised for a period of three months (12 months in the case of a Non-Employee Director who becomes disabled or dies) after the date his service ends, subject to the stated term of each option. However, a Non-Employee Director who ceases to be a director after having been convicted of, or pled guilty or nolo contendere to, a felony immediately forfeits all of his options.
     Following approval of the AirNet Systems, Inc. 2004 Stock Incentive Plan (the “2004 Plan”) by the shareholders of AirNet at the 2004 Annual Meeting of Shareholders, no further options have been or will be granted to the Non-Employee Directors under the 1996 Plan.
     Options Granted under 2004 Stock Incentive Plan
     Under the 2004 Plan, each individual newly-elected or appointed as a Non-Employee Director after June 4, 2004 has been and is to be granted an option to purchase 20,000 common shares effective on the date of his election or appointment to the Board. In accordance with the terms of the 2004 Plan, on July 20, 2005, each of James M. Chadwick and Gerald Hellerman was automatically granted an option to purchase 20,000 common shares with an exercise price of $4.26, the fair market value of the underlying common shares on NYSE on the grant date.
     In addition, on the first business day of each fiscal year of AirNet, each individual who is then serving as a Non-Employee Director and has served for at least one full one-year term as a Non-Employee Director, is to be automatically granted an option to purchase 4,000 common shares. However, each of the individuals serving as a Non-Employee Director on January 3, 2005 (the first business day of the 2005 fiscal year of AirNet) and each of the individuals serving as a Non-Employee Director on January 2, 2006 (the first business day of the 2006 fiscal year of AirNet) who had served for at least one full one-year term on that date, thereby being eligible for the grant — Russell M. Gertmenian, David P. Lauer, Bruce D. Parker and James E. Riddle — determined not to accept the option to purchase 4,000 common shares which would have been automatically granted to him on that date.
     Each option automatically granted under the 2004 Plan vested and is to vest and become exercisable as to 20% of the common shares covered thereby on each of the grant date and the first, second, third and fourth anniversaries of the grant date. Each option automatically granted under the 2004 Plan is to have an exercise price per share equal to the fair market value of the underlying common shares on the grant date. Each such option, which has not expired, been cancelled or been exercised prior to the effective date of the event, will become vested and fully exercisable (i) if the Non-Employee Director retires from service as an AirNet director after having served at least one full one-year term, becomes totally disabled or dies, or (ii) if AirNet undergoes a merger or consolidation or reclassification of the common shares or the exchange of the common shares for the securities of another entity (other than a subsidiary of AirNet) that has acquired AirNet’s assets or which is in control of an entity that has acquired AirNet’s assets.
     Once vested and exercisable, each option automatically granted to a Non-Employee Director under the 2004 Plan will remain exercisable until the earlier to occur of (i) ten years after the grant date or (ii) three months after the Non-Employee Director ceases to be a member of the Board (24 months in the case of a Non-Employee Director who becomes disabled, dies or retires after having served at least one full one-year term), subject to the stated term of each option. However, if a Non-Employee Director’s service as a director is terminated for cause, he will immediately forfeit his options.
     At any time, the Board may, in its discretion and without the consent of the affected director, cancel an outstanding option granted to a Non-Employee Director under the 2004 Plan, whether or not then exercisable, by giving written notice to the director of AirNet’s intent to buy out the option. In the event of such a buyout, AirNet will pay the difference between the fair market value of the common shares underlying the exercisable portion of the option to be cancelled and the exercise price associated therewith. No payment will be made for the portion of an option which is not exercisable when cancelled. At the option of the Board, payment of the buyout amount may be made in cash, common shares or a combination thereof.
EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
     The following table shows, for the last three fiscal years, the cash compensation and other benefits paid or provided by AirNet to its Chief Executive Officer and the other named individuals.
SUMMARY COMPENSATION TABLE

				Long-Term
				Awards
		Annual		Common Shares
	Fiscal	Compensation		Underlying	All Other
Name and Principal Position during 2005 Fiscal Year	Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($)
Joel E. Biggerstaff	2005	$325,000	$250,000	0	$6,534	(1)
Chairman of the Board,	2004	$325,000	$0	40,000	$6,358
Chief Executive Officer	2003	$325,000	$45,500	8,500	$8,462
and President

Jeffery B. Harris	2005	$230,000	$190,250	0	$3,888	(1)
Senior Vice President,	2004	$230,000	$0	20,000	$4,197
Bank Services	2003	$230,000	$25,000	5,000	$5,162

Gary W. Qualmann	2005	$215,000	$148,000	0	$9,740	(1)
Chief Financial Officer,	2004	$190,000	$0	20,000	$6,154
Secretary and Treasurer (2)	2003	$58,462	$25,000	20,000	$0

Larry M. Glasscock, Jr.	2005	$215,000	$141,125	0	$5,365	(1)
Senior Vice President,	2004	$215,000	$0	20,000	$6,500
Express Services (3)	2003	$190,192	$30,000	20,000	$0

Wynn D. Peterson	2005	$184,549	$106,438	0	$2,190	(1)
Senior Vice President,	2004	$150,000	$0	10,000	$0
Jetride Services (4)	2003	$150,000	$10,000	3,000	$0

(1)	“All Other Compensation” for the 2005 fiscal year includes: (a) employer matching contributions in the amounts of $4,250, $2,300, $5,458, $5,365 and $2,190 allocated to their accounts under the AirNet Systems, Inc. Retirement Savings Plan on behalf of Messrs. Biggerstaff, Harris, Qualmann, Glasscock and Peterson, respectively; and (b) reimbursements in the amounts of $2,284, $1,588, $4,282, $0 and $0 related to life insurance premium payments made by Messrs. Biggerstaff, Harris, Qualmann, Glasscock and Peterson, respectively. The AirNet Systems, Inc. Retirement Savings Plan is a qualified, broad-based defined contribution plan under which amounts are paid to the individuals only upon retirement, termination of employment, disability or death.

(2)	Mr. Qualmann became an executive officer of AirNet on September 2, 2003.

(3)	Mr. Glasscock became an executive officer of AirNet on February 17, 2004.

(4)	Mr. Peterson was appointed Senior Vice President, Jetride Services of AirNet on June 27, 2005. From January 2005 until his promotion, Mr. Peterson served as AirNet’s Vice President Strategic Planning and Analysis, and prior thereto, he had served since February 2000 as Vice President of Corporate Development.

Grants of Options
     There were no options granted to Messrs. Biggerstaff, Harris, Qualmann, Glasscock or Peterson during the 2005 fiscal year. AirNet has never granted stock appreciation rights.
Option Exercises and Holdings
     The following table summarizes information concerning unexercised options held as of December 31, 2005 by each of the named individuals. None of these individuals exercised any options during the 2005 fiscal year.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Number of
	Common Shares		Number of Common Shares		Value of Unexercised
	Underlying		Underlying Unexercised Options		In-the-Money Options
	Options	Value	at Fiscal Year-End (1)		at Fiscal Year-End ($)(2)
Name	Exercised (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Joel E. Biggerstaff	—	N/A	183,270	31,400	—	—
Jeffery B. Harris	—	N/A	62,530	15,600	—	—
Gary W. Qualmann	—	N/A	20,000	20,000	—	—
Larry M. Glasscock, Jr.	—	N/A	20,000	20,000	—	—
Wynn D. Peterson	—	N/A	26,430	8,100	—	—

(1)	Each option was granted under the 1996 Plan. Each option vested and became exercisable as to 20% of the common shares covered thereby on the grant date and vests (or vested) and becomes (or became) exercisable as to 20% of the common shares on each of the first, second, third and fourth anniversaries of the grant date. At the discretion of the Compensation Committee, the options may have stock-for-stock exercise and tax withholding features. If AirNet merges with another entity and AirNet is not the survivor in the merger, or if all or substantially all of AirNet’s assets or stock is acquired by another entity, each option which has not expired, been cancelled or been exercised prior to the effective date of such event, will immediately vest and become exercisable in full. If the employment of the option holder is terminated by reason of death or total disability, the vested portion of the option may be exercised for a period of 12 months, subject to its stated term. If the employment of the option holder is terminated for any other reason, the vested portion of the option may be exercised for a period of three months, subject to its stated term.

(2)	“Value of Unexercised In-the-Money Options at Fiscal Year-End” is calculated on the basis of the number of common shares subject to each option, multiplied by the excess of the fair market value of AirNet’s common shares on December 31, 2005 ($3.41), over the exercise price of the option. None of the options held by the named individuals were in-the-money on December 31, 2005.
Executive Officer Perquisites and Certain Other Executive Compensation
     The executive officers of AirNet are entitled to participate in the AirNet Systems, Inc. Retirement Savings Plan on the same terms as all other employees. In addition, they are eligible to participate in the employee benefit programs maintained by AirNet, including medical, dental and disability insurance plans, on the same terms as all other employees.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements
     Employment Agreements with Mr. Biggerstaff and Mr. Harris
     Each of Joel E. Biggerstaff, Chairman of the Board, Chief Executive Officer and President, and Jeffery B. Harris, Senior Vice President, Bank Services, is party to an employment agreement with AirNet, effective as of March 1, 2001. Each employment agreement provided for an initial employment period ending December 31, 2001, which has been and will be automatically renewed for successive one-year periods unless either party gives notice to the other of non-renewal at least 90 days prior to the end of the relevant employment period. Messrs. Biggerstaff and Harris were entitled to receive initial annual base salaries of $300,000 and $230,000, respectively, which may be adjusted upward or downward on an annual basis by the Compensation Committee based on its review of each individual’s performance. Mr. Biggerstaff’s annual base salary for the 2005 fiscal year was $325,000 and remains at that amount for the 2006 fiscal year. Mr. Harris’ annual base salary was $230,000 for the 2005 fiscal year and remains at that amount for the 2006 fiscal year. Each individual is entitled to participate in any bonus plan which AirNet may establish and in the incentive stock plans for AirNet (i.e., the 1996 Plan and the 2004 Plan), in each case at levels determined by the Compensation Committee. Each individual is also entitled to receive all health and life insurance coverages, sick leave and disability programs, tax-qualified retirement plan contributions, paid holidays and vacations, perquisites and other fringe benefits provided by AirNet to its actively employed senior executives.
     If the named individual’s employment is terminated by AirNet without “cause” (as defined in his employment agreement) or by the individual for “good reason” (as defined in his employment agreement), he will be entitled to have his base salary and fringe benefits (other than under the 1996 Plan and the 2004 Plan) continued at the level then in effect for a period of 24 months (in the case of Mr. Biggerstaff) or 12 months (in the case of Mr. Harris, with group medical insurance continuing for 18 months). These periods are extended to 36 months and 18 months, respectively, if the termination occurs on or after a “change in control” (as defined in each employment agreement). Each individual would also be entitled to receive a single lump sum payment equal to the pro-rata portion (based on days employed during the fiscal year in which employment terminated) of any non-discretionary bonus payable based on employment throughout the fiscal year; become fully vested in all employee benefit programs (other than the Retirement Savings Plan, in which his interest would vest according to the Retirement Savings Plan’s terms); receive a lump sum payment equal to his non-vested interest in the Retirement Savings Plan to the extent forfeited upon termination of employment; and be paid his reasonable, out-of-pocket fees and expenses in connection with outplacement services, in an amount not to exceed $15,000.
     “Cause” is defined in each employment agreement to include: (i) any willful breach of the material terms of the employment agreement; (ii) any willful breach of a material duty of employment assigned to the named individual pursuant to the terms of his employment agreement; (iii) material refusal to perform the duties assigned to the named individual pursuant to his employment agreement; (iv) theft or embezzlement of a material amount of AirNet’s property; (v) fraud; or (vi) indictment for criminal activity other than minor misdemeanor traffic offenses.
     The following events qualify as “good reason” for each individual to terminate his employment: (a) without the named individual’s prior written consent, AirNet assigns such individual to duties which are materially inconsistent with or result in a material diminution of his position, authority, duties or responsibilities as set forth in the employment agreement, including failing to reappoint or reelect him to any such position; (b) the named individual’s base salary is reduced for any reason other than in connection with the termination of his employment, unless such reduction is in connection with proportionate reductions in the salaries of all other executive officers of AirNet; (c) without the named individual’s prior written consent, he is assigned to an office of AirNet located outside the Greater Columbus, Ohio Metropolitan area; (d) AirNet fails to obtain an agreement from any successor or assign of AirNet to assume and agree to perform the named individual’s employment agreement; (e) AirNet provides notice that it will not extend the term of the named individual’s employment period; or (f) AirNet otherwise materially breaches its obligations to make payments to the named individual under his employment agreement.
     If the named individual’s employment were terminated by AirNet for cause or by the named individual without good reason, AirNet would pay him any accrued but unpaid base salary and provide any other rights or benefits, if any, to be provided under the applicable terms of AirNet’s compensation plans and programs.
     Each employment agreement also provides for the continuation of salary and bonus (reduced by amounts payable under the terms of any disability benefit plan of AirNet), at the rate then in effect, following a disability until the named individual’s employment is terminated as a result of the disability; and for the continuation of fringe benefits (other than under the 1996 Plan and the 2004 Plan) for a period of 24 months (in the case of Mr. Biggerstaff) or 12 months (in the case of Mr. Harris, with group medical insurance continuing for 18 months) following termination of his employment due to the disability.
     If a named individual’s employment were terminated by his death, his beneficiary would be entitled to receive any base salary that is accrued but unpaid and any fringe benefits then provided by AirNet in accordance with the provisions of the applicable plan or program.
     Immediately upon the occurrence of a “change in control” of AirNet (as defined in each employment agreement), the named individual would become fully vested in all employee benefit programs in which he was then a participant, including all options and other awards under the 1996 Plan or the 2004 Plan, but excluding any tax-qualified retirement or savings plan as to which the named individual’s interest would vest in accordance with the applicable plan’s terms.
     Each employment agreement contains confidentiality and non-competition provisions which prevent the named individual from disclosing confidential information about AirNet and from competing with AirNet during his employment therewith and for an additional two years (in the case of Mr. Biggerstaff) or one year (in the case of Mr. Harris) thereafter. In addition, during the named individual’s employment with AirNet and for an additional two years (in the case of Mr. Biggerstaff) or one year (in the case of Mr. Harris) thereafter, the named individual may not solicit or hire, directly or indirectly, any employee of AirNet.
     Employment Agreements with Mr. Qualmann and Mr. Glasscock
     On May 3, 2005, AirNet entered into employment agreements with each of Gary W. Qualmann and Larry M. Glasscock, Jr. These employment agreements had been recommended to AirNet’s Board by an independent third-party compensation consultant and the Board’s Compensation Committee as discussed below in the “Report of the Compensation Committee on Executive Compensation” under “Compensation Philosophy.” Under their respective employment agreements, Mr. Qualmann is to be employed as Chief Financial Officer of AirNet and Mr. Glasscock is to be employed as Senior Vice President, Express Services. Each employment agreement provides for an initial employment period ending December 31, 2006, which will be automatically renewed for successive one-year periods unless either party gives notice to the other of non-renewal at least 90 days prior to the end of the relevant employment period.
     Each of Messrs. Qualmann and Glasscock is entitled to receive an initial annual base salary of $215,000, which may be adjusted upward or downward on an annual basis by the Compensation Committee based on its review of each individual’s performance. Each individual is entitled to participate in any bonus plan which AirNet may establish, at the level determined by the Compensation Committee. Each individual is also entitled to receive all health and life insurance coverages, sick leave and disability programs, tax-qualified retirement plan contributions, paid holidays and vacations, perquisites and other fringe benefits of employment provided by AirNet to its actively employed senior executive officers. Each individual is also entitled to participate in the 1996 Plan and the 2004 Plan, in each case at levels determined by the Compensation Committee.
     Each employment agreement contains confidentiality and non-competition provisions which prevent the named individual from disclosing confidential information about AirNet and from competing with AirNet during his employment therewith and for an additional period of one year following termination of employment. In addition, during his employment with AirNet and for an additional period of one year thereafter, each individual may not solicit or hire, directly or indirectly, any employee of AirNet.
     If a named individual’s employment were terminated by AirNet without “cause” (as defined in his employment agreement) or by the individual for “good reason” (as defined in his employment agreement), he would be entitled to receive any base salary accrued but unpaid and any fringe benefits then provided by AirNet in accordance with the provisions of the applicable plan or program. Additionally, the named individual’s medical and health care benefits would be continued for a period of 12 months and his base salary continued at the level then in effect for a period of 12 months provided that the level of base salary continued would in any event be at least $215,000. In addition, the named individual would become fully vested in all employee benefit programs (other than with respect to any restricted stock issued under the 2004 Plan and any tax-qualified retirement or savings plan as to which his interest would vest in accordance with the terms of the applicable plan). He would also be entitled to receive a single lump sum payment equal to the pro-rata portion

(based on days employed during the fiscal year in which employment terminated) of any non-discretionary bonus payable based on employment throughout the fiscal year; receive a lump sum payment equal to his non-vested interest under any tax-qualified retirement or savings plan maintained by AirNet to the extent forfeited upon termination of employment; and be paid his reasonable, out-of-pocket fees and expenses in connection with outplacement services, in an amount not to exceed $15,000.
     “Cause” is defined in each employment agreement to include: (i) any willful breach of the material terms of the named individual’s employment agreement; (ii) any willful breach of a material duty of employment assigned pursuant to the terms of the named individual’s employment agreement other than a breach related to an assignment that would be a basis for termination of his employment by such individual for “good reason”; (iii) material refusal to perform the duties assigned to him pursuant to the terms of the named individual’s employment agreement other than a refusal related to an assignment that would be a basis for termination of his employment by such individual for “good reason”; (iv) theft or embezzlement of a material amount of AirNet’s property; (v) fraud; or (vi) indictment for criminal activity other than minor misdemeanor traffic offenses.
     The following events qualify as “good reason” for a named individual to terminate his employment: (a) in the case of Mr. Qualmann, without his prior written consent, AirNet assigns him to duties which are materially inconsistent with or result in a material diminution of his position, authority, duties or responsibilities as Chief Financial Officer, including failing to reappoint or reelect him to that position; (b) in the case of Mr. Glasscock, without his prior written consent, AirNet assigns him to duties which are materially inconsistent with his professional training and experience or to a position that is not substantially comparable to his position as Senior Vice President, Express Services; (c) the named individual’s base salary is reduced for any reason other than in connection with termination of his employment; (d) in the case of Mr. Qualmann, without his prior written consent, he is assigned to an office of AirNet located outside the Greater Columbus, Ohio Metropolitan area; (e) in the case of Mr. Glasscock, without his prior written consent, he is assigned to an office of AirNet located outside the Dallas-Fort Worth Metropolitan area; (f) AirNet fails to obtain an agreement from any successor or assign of AirNet to assume and agree to perform the named individual’s employment agreement; or (g) AirNet otherwise materially breaches its obligations to made payments to the named individual under his employment agreement.
     If a named individual’s employment were terminated by AirNet for cause or by such individual without good reason, AirNet would pay him any accrued but unpaid base salary and provide any other rights or benefits, if any, to be provided under the applicable terms of AirNet’s compensation plans and programs.
     Each employment agreement provides for the continuation of the named individual’s base salary and bonus (reduced by amounts payable under the terms of any disability benefit plan of AirNet), at the rate then in effect, following a disability until such individual’s employment is terminated as a result of the disability. Upon termination of his employment because of disability, the named individual would be entitled to receive any base salary accrued but unpaid and any fringe benefits then provided by AirNet in accordance with the provisions of the applicable plan or program; and his medical and health care benefits would be continued for a period of 12 months. In addition, any disability plan in effect as of his date of termination would be continued.
     If a named individual’s employment were terminated by his death, his beneficiary would be entitled to receive any base salary accrued but unpaid and any fringe benefits then provided by AirNet in accordance with the provisions of the applicable plan or program.
     Amounts payable upon termination of a named individual’s employment would be deferred to the extent, if any, necessary to avoid the imposition of excise taxes and other penalties pursuant to Section 409A of the Internal Revenue Code but not by more than six months plus one day from the termination date.
     Immediately upon the occurrence of a “change in control” of AirNet (as defined in each employment agreement), the named individual would become fully vested in all employee benefit programs in which he was then a participant, including all options and other awards under the 1996 Plan or the 2004 Plan but excluding any tax-qualified retirement or savings plan as to which his interest would vest in accordance with the applicable plan’s terms.
     Each employment agreement contains confidentiality and non-competition provisions which prevent the named individual from disclosing confidential information about AirNet and from competing with AirNet during his employment therewith and for an additional period of one year following termination of employment. In addition, during his employment with AirNet and for an additional period of one year thereafter, each individual may not solicit or hire, directly or indirectly, any employee of AirNet.
2005 Incentive Compensation Plan
     On February 2, 2005, AirNet’s Board, upon the recommendation of the Compensation Committee, adopted the 2005 Incentive Compensation Plan (the “2005 Incentive Plan”). The Compensation Committee and the Board subsequently approved clarifications and modifications to the 2005 Incentive Plan on March 8, 2005 and March 29, 2005. As discussed further below, on August 9, 2005, the Board, upon the recommendation of the Compensation Committee, adopted amendments and clarifications to the 2005 Incentive Plan to address the possibility that a transaction for the sale of AirNet would be consummated prior to the end of the 2005 fiscal year. On November 20, 2005, the Board, upon the recommendation of the Compensation Committee, ratified a change to the 2005 Incentive Plan to address the impact of the non-cash impairment charge recorded by AirNet in the third quarter of the 2005 fiscal year in determining pre-tax income (as determined under the terms of the 2005 Incentive Plan) for the 2005 fiscal year.
     The purpose of the 2005 Incentive Plan was to promote the following goals of AirNet for the 2005 fiscal year by providing incentive compensation to certain employees of AirNet and its subsidiaries:
•	Exceeding budgeted pre-tax income (as determined under the terms of the 2005 Incentive Plan);

•	Reducing fixed costs;

•	Creating and executing contingency plans for changes in AirNet’s Bank business;

•	Refining AirNet’s business plan for its Express and Jetride businesses to more quickly and profitably diversify AirNet;

•	Developing AirNet’s leadership team; and

•	Meeting high priority deadlines related to compliance with the Sarbanes-Oxley Act of 2002 and other key projects.
     Participants in the 2005 Incentive Plan included AirNet’s executive officers, Joel E. Biggerstaff, Gary W. Qualmann, Larry M. Glasscock, Jr., Jeffery B. Harris, Wynn D. Peterson, Ray L. Druseikis and Craig A. Leach, and certain department managers and department directors. At the start of the 2005 fiscal year, there were 45 participants in the 2005 Incentive Plan. As of the end of the 2005 fiscal year, there were 43 participants in the 2005 Incentive Plan.
     Payments under the 2005 Incentive Plan were based on a combination of AirNet’s pre-tax income (as determined under the terms of the 2005 Incentive Plan) for the 2005 fiscal year, operating performance of AirNet’s various business components and the achievement of personal goals assigned to each participant. The Compensation Committee approved personal goals for executive officers and reviewed the personal goals for other participants. The personal goals approved by the Compensation Committee for each of the executive officers related to specific business objectives related to general business operations (e.g., regulatory compliance, expense reductions, etc.) and each business component (e.g., execution of specific contracts with customers and vendors, cost reductions, service improvements, etc.). No incentive compensation was to be paid to the executive officers under the 2005 Incentive Plan for the achievement of personal goals unless AirNet attained the designated threshold level of pre-tax income (other than certain amounts payable to Wynn D. Peterson, as discussed below).
     No incentive compensation was to be paid under the 2005 Incentive Plan unless AirNet achieved a designated threshold level of pre-tax income (as determined under the terms of the 2005 Incentive Plan) for the 2005 fiscal year. If the designated threshold level were achieved, incentive compensation payments would increase at predetermined pre-tax income levels until the maximum compensation payout of $1.9 million was reached at approximately 200% of pre-tax income for the 2004 fiscal year, determined without regard to the 2004 fiscal year impairment charges related to property and equipment and goodwill.

     Once the overall amount of incentive compensation was determined based upon AirNet’s pre-tax income (as determined under the terms of the 2005 Incentive Plan), incentive compensation was allocated to Bank, Express, Jetride and corporate based upon pre-established targets. Incentive compensation was then allocated to the participants most closely involved in managing each of those business areas based upon each participant’s base salary. Finally, participants must have achieved their pre-established personal goals to achieve their maximum incentive compensation payment.
     The maximum percentage of annual base salary that the following executive officers could have received as incentive compensation under the 2005 Incentive Plan was: (i) for Joel E. Biggerstaff, 100%; (ii) for Gary W. Qualmann, Larry M. Glasscock, Jr. and Jeffery B. Harris, 75%; and (iii) for Ray L. Druseikis and Craig A. Leach, 50%. In connection with his promotion in June 2005 to Senior Vice President, Jetride Services, the incentive compensation which Mr. Peterson could have received under the 2005 Incentive Plan was modified to include two components. He was eligible to receive incentive compensation up to a maximum amount of $75,000 (50% of his $150,000 annual base salary prior to the increase) based on the level of achievement through June 30, 2005 of his personal goals in the position as Vice President, Strategic Planning and Analysis, and achievement by AirNet of a designated level of pre-tax income (as determined under the terms of the 2005 Incentive Plan), for the six months ended June 30, 2005. The amount of $60,000 in incentive compensation was paid to Mr. Peterson in respect of the six-month period ended June 30, 2005, which payment was made in March of 2006. Mr. Peterson was also eligible to receive incentive compensation from zero to a maximum amount of $161,250 (75% of his $215,000 annual base salary after the increase) based on the level of achievement of personal goals related to the performance of Jetride for the period from July 1 through December 31, 2005, and achievement by Jetride, and AirNet, of designated levels of pre-tax income (as determined under the terms of the 2005 Incentive Plan) for the six months ending December 31, 2005. In March of 2006, the amount of $46,438 in incentive compensation was paid to Mr. Peterson in respect of the six-month period ended December 31, 2005.
     Except for payments to the executive officers, payments under the 2005 Incentive Plan were paid in quarterly payments commencing with the second quarter of the 2005 fiscal year based upon AirNet’s year-to-date financial performance. Except as described above in respect of Mr. Peterson, payments of incentive compensation to AirNet’s executive officers serving at the time of such payments, were made in March of 2006 based upon AirNet’s performance for the 2005 fiscal year. New employees who qualified for the 2005 Incentive Plan were eligible to participate on the first day of the calendar quarter following their date of hire.
     On August 9, 2005, the Board, upon the recommendation of the Compensation Committee, had adopted the following amendments and clarifications to the 2005 Incentive Plan to address the possibility that a transaction for the sale of AirNet would be consummated prior to the end of the 2005 fiscal year. In such event, (i) participants in the 2005 Incentive Plan would have been entitled to receive incentive compensation measured as a percentage of their full year base salary rather than a pro-rated portion; (ii) to the extent that bonuses were based in part on pre-tax income (as determined under the terms of the 2005 Incentive Plan) for the 2005 fiscal year, such pre-tax income would have been measured through the month ending immediately prior to the consummation date of the sale transaction; (iii) to the extent bonuses for any individual were determined in part based upon the performance of a business unit against a pre-determined target, the performance of such business unit would have been based upon the performance through the month ending immediately prior to the consummation date of the sale transaction versus the targeted performance through such month end; and (iv) individuals who were employed by AirNet at the time of the consummation of a sale transaction would have been entitled to a bonus under the 2005 Incentive Plan whether or not they were employed at the time the bonus was to be paid.
     On November 20, 2005, the Board, upon the recommendation of the Compensation Committee, ratified a change to the 2005 Incentive Plan to provide that, for purposes of computing the pre-tax income of AirNet for the 2005 fiscal year for purposes of the 2005 Incentive Plan, the $16.1 million non-cash impairment charge recorded by AirNet in the third quarter of the 2005 fiscal year would be disregarded and the pre-tax income for the 2005 fiscal year would be computed as if no impairment charge had been incurred.
     After reviewing AirNet’s pre-tax income (as determined under the terms of the 2005 Incentive Plan), the operating performance of AirNet’s various business components, the level of achievement of the personal goals assigned to each executive officer and, in the case of Mr. Peterson, Jetride’s pre-tax income (as determined under the terms of the 2005 Incentive Plan), at the meeting of the Compensation Committee held on March 8, 2006, the Compensation Committee determined the amount of incentive compensation to be paid to each executive officer (other than Mr. Peterson) in respect of the 2005 fiscal year and the incentive compensation to be paid to Mr. Peterson in respect of the six-month period ended December 31, 2005.

     During the 2005 fiscal year and the fiscal quarter ending March 31, 2006, AirNet made payments under the terms of the 2005 Incentive Plan in the aggregate amount of approximately $1.6 million. In March of 2006, the executive officers of AirNet were paid the following amounts under the 2005 Incentive Plan: Joel E. Biggerstaff — $250,000; Jeffery B. Harris — $190,250; Gary W. Qualmann - $148,000; Larry M. Glasscock, Jr. — $141,125; Wynn D. Peterson — $106,438 ($60,000 in respect of the six-month period ended June 30, 2005; $46,438 in respect of the six-month period ended December 31, 2005); Craig A. Leach — $72,000; and Ray L. Druseikis — $29,000 (became a participant effective July 1, 2005 following his election as an executive officer of AirNet and employment with AirNet effective June 30, 2005.)
2006 Incentive Compensation Plan
     On March 24, 2006, the Board of Directors of AirNet, upon the recommendation of the Compensation Committee, adopted the 2006 Incentive Compensation Plan (the “2006 Incentive Plan”).
     The purpose of the 2006 Incentive Plan is to promote the following goals of AirNet for the 2006 fiscal year by providing incentive compensation to certain employees of AirNet and its subsidiaries:
•	Attaining designated levels of pre-tax income;

•	Improving cash flow and reducing debt;

•	Defining and executing plans to offset expected declines in Bank Services revenues;

•	Reducing the fixed cost structure of AirNet; and

•	Meeting high priority deadlines of AirNet.
     Participants in the 2006 Incentive Plan include AirNet’s executive officers — Joel E. Biggerstaff, Gary W. Qualmann, Larry M. Glasscock, Jr., Jeffery B. Harris, Wynn D. Peterson, Ray L. Druseikis and Craig A. Leach — and certain department managers and department directors. As of the date of this Proxy Statement, there were 47 participants in the 2006 Incentive Plan.
     Payments under the 2006 Incentive Plan will be based upon a combination of AirNet’s pre-tax income for the 2006 fiscal year, the operating performance of AirNet’s Delivery Services and Passenger Charter Services business segments, and the achievement of personal goals assigned to each participant. The Compensation Committee approves personal goals for executive officers and reviews the personal goals for other participants. The personal goals approved by the Compensation Committee for each of the executive officers relate to specific business objectives related to general business operations (e.g., regulatory compliance, expense reductions, etc.) and each business segment (e.g., execution of specific contracts with customers and vendors, cost reductions, service improvements, etc.).
     No incentive compensation will be paid under the 2006 Incentive Plan unless AirNet achieves a designated threshold level of pre-tax income for the 2006 fiscal year. Once the designated threshold level is achieved, the available incentive compensation payments will increase based upon predetermined pre-tax income levels until a maximum aggregate amount of $1.9 million in incentive compensation payments is reached. After the overall amount of incentive compensation is determined based upon AirNet’s pre-tax income for the 2006 fiscal year, incentive compensation will be allocated to individual participants based upon the following four factors: (i) level of pre-tax income attained by AirNet; (ii) level of contribution margin attained by Delivery Services as compared to certain predetermined levels; (iii) levels of contribution margin attained by Passenger Charter Services as compared to certain predetermined levels; and (iv) attainment of personal goals.
     A participant’s maximum incentive compensation payment ranges from 20% to 100% of the participant’s base salary, depending upon such participant’s level of responsibility for achieving AirNet’s goals for the 2006 fiscal year. Twenty percent of each participant’s incentive compensation payments will be based upon the participant’s achievement of pre-established personal goals. The remaining 80% of each participant’s incentive compensation payment will be based upon a combination of the other three factors discussed above, which will be allocated to each participant based upon such participant’s overall responsibility for attaining the designated levels of AirNet’s pre-tax income and contribution margins for the Delivery Services and Passenger Charter Services business segments.

     In the event the incentive compensation payments otherwise available for payment under the 2006 Incentive Plan based upon AirNet’s level of pre-tax income is not paid to certain participants as a result of those participants’ failure to attain their personal goals or AirNet’s failure to attain the predetermined levels of budgeted contribution margins in Delivery Services or Passenger Charter Services, such unpaid amounts may be awarded at the discretion of the Compensation Committee to participants in the 2006 Incentive Plan or to other employees of AirNet not participating in the 2006 Incentive Plan.
     The maximum percentage of annual base salary that each of AirNet’s executive officers may receive as incentive compensation under the 2006 Incentive Plan is as follows: Joel E. Biggerstaff, 100%; Gary W. Qualmann, Larry M. Glasscock, Jr., Jeffrey B. Harris and Wynn D. Peterson, 75%; Ray L. Druseikis and Craig A. Leach, 50%.
     Except for payments to the executive officers, payments under the 2006 Incentive Plan will be paid in quarterly payments commencing with the second quarter of the 2006 fiscal year based upon AirNet’s year to date financial performance. Payments of incentive compensation to executive officers will be made in the first quarter of the fiscal year ending December 31, 2007 based upon AirNet’s performance and each executive officer’s performance for the 2006 fiscal year. In order to receive payment, a participant must be actively employed by AirNet at the time the payment is made. New employees who qualify for the 2006 Incentive Plan will be eligible to participate on the first day of the calendar quarter following their date of hire.
     The Compensation Committee may amend, modify or terminate the 2006 Incentive Plan at any time.
Stock Purchase Program
     All employees of AirNet and its subsidiaries, including the executive officers of AirNet, are given the opportunity to purchase common shares of AirNet through a stock purchase program. The stock purchase program was offered under the 1996 Plan through the offering period which ended June 30, 2004 and has been offered under the 2004 Plan since July 1, 2004. Pursuant to this payroll deduction program, which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 under the Internal Revenue Code, employees are able to purchase common shares of AirNet during offering periods of such duration (not exceeding 12 months) as the Compensation Committee determines. The price at which common shares may be purchased will be the price determined by the Compensation Committee prior to the start of an offering period and may not be less than the lesser of 85% of the fair market value of the common shares on the first business day of each offering period and 85% of the fair market value of the common shares on the last business day of each offering period. Under the stock purchase program as offered through the date of this Proxy Statement, there have been four offering periods of three months each per calendar year and the purchase price has been equal to the lesser of 85% of the fair market value of the common shares on the first business day of each offering period and 85% of the fair market value of the common shares on the last business day of each offering period. While it is contemplated that there will continue to be four offering periods of three months each calendar year under the stock purchase program and that the purchase price will be determined in the same manner as it has been, the Compensation Committee has the discretion to determine otherwise. As of the date of this Proxy Statement, 113,807 common shares remained reserved for issuance under the stock purchase program portion of the 2004 plan.

Performance Graph
     The following line graph compares the yearly percentage change in the cumulative total shareholder return on AirNet’s common shares with the cumulative return of the Russell 2000 and of the Dow Jones Combined Transportation Index (the “Transportation Index”), in each case for the five-year period from December 29, 2000 (the last trading day of the 2000 fiscal year) to December 30, 2005 (the last trading day of the 2005 fiscal year). The comparison assumes $100 was invested on December 29, 2000 in AirNet common shares and in each of the foregoing indices and assumes reinvestment of dividends.
Report of the Compensation Committee on Executive Compensation
Role of the Compensation Committee
     The Compensation Committee is currently comprised of three directors who qualify as independent under the applicable AMEX Rules. Bruce D. Parker and James E. Riddle served as members of the Compensation Committee throughout the 2005 fiscal year and continue to serve as members. Gerald Hellerman was appointed to the Compensation Committee on July 20, 2005. David P. Lauer served as a member of the Compensation Committee throughout the 2005 fiscal year and during the 2006 fiscal year until his resignation from the Board on May 11, 2006. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee is responsible, among other duties, for setting and administering the policies which govern executive compensation.
Compensation Philosophy
     AirNet has developed a compensation philosophy and compensation programs designed to enable it to attract, motivate and retain excellent executive talent. Compensation is earned based on performance consistent with the expectations defined by AirNet’s leadership practices and measurable objectives which support AirNet’s corporate goals and business and financial metrics. To accomplish these corporate goals, during each of the 2005 and 2006 fiscal years, AirNet has focused primarily on a combination of salary and short-term incentive compensation. Components of these programs included:

•	base salary based on the strategic importance to AirNet of the executive officer’s job functions, the individual’s performance in his position, and a comparison of industry compensation practices; and

•	a variable incentive compensation component based on performance in respect of business and financial metrics.
     Historically, AirNet has also used long-term incentive compensation, in the form of options, to retain key talent and align the interest of the executive officers with those of AirNet’s shareholders.
     In 2003, the Compensation Committee retained a compensation consultant to prepare an executive compensation and benchmarking study to help assess overall executive compensation. A portion of the study provided recommendations for modification of AirNet’s long-term incentive compensation program to allow for incentive awards which are based on the satisfaction of multiple-year performance goals tied to profitability and revenue growth. However, as a result of AirNet’s decision in January 2005 to engage Browns Gibbons Lang & Company to evaluate certain strategic alternatives to enhance shareholder value, the Compensation Committee decided to suspend the granting of options and other forms of long-term incentive compensation awards to executive officers and other employees of AirNet. Accordingly, no options or other long-term incentive compensation awards were made to executive officers or other employees of AirNet during the 2005 fiscal year, and none have been made during the 2006 fiscal year through the date of this Proxy Statement.
Base Salary
     Base salaries for executive officers are set so as to reflect the duties and level of responsibility inherent in each position and to reflect the quality of performance. Salaries are reviewed annually and may be adjusted based on individual performance, level of experience, business unit performance and industry analysis and comparisons. There were no across the board adjustments to the salaries of executive officers for either the 2005 fiscal year or the 2006 fiscal year, as AirNet shifted its focus in compensation to incentive-based compensation tied to improving AirNet’s annual performance. The base salary of Gary W. Qualmann was increased from $190,000 to $215,000, effective December 19, 2004, due to his increased responsibilities, but has not been adjusted since that time. The base salary of Wynn D. Peterson was increased from $150,000 to $215,000, effective June 17, 2005, as a result of his promotion to Senior Vice President, Jetride Services. The base salary of Craig A. Leach, Vice President of Information Systems, was increased from $150,000 to $160,000, effective March 27, 2006, based upon the recommendation of Joel E. Biggerstaff, Chairman of the Board, Chief Executive Officer and President.
Employment Agreements
     Effective as of January 1, 2001, AirNet entered into employment agreements with each of Joel E. Biggerstaff and Jeffery B. Harris. Each employment agreement provided for an initial employment period ending December 31, 2001, which has been and will be automatically renewed for successive one-year periods unless either party gives notice to the other of non-renewal at least 90 days prior to the end of the relevant employment period. These employment agreements provide for an initial annual base salary, which may be adjusted upward or downward on an annual basis by the Compensation Committee based on its review of the executive officer’s performance. The initial base salaries were established based on information from an executive compensation consultant. If AirNet were to provide notice under either employment agreement that it would not extend the term of the named individual’s employment agreement or to reduce the named individual’s base salary for any reason other than in connection with the termination of his employment, unless such reduction is in connection with proportionate reductions in the salaries of all other executive officers of AirNet, such action would qualify as “good reason” for such individual to terminate his employment. The base salaries of Messrs. Biggerstaff and Harris for each of the 2005 and the 2006 fiscal years were unchanged from 2004.
     On May 3, 2005, AirNet entered into employment agreements with Gary W. Qualmann and Larry M. Glasscock, Jr. These employment agreements were recommended to AirNet’s Board by an independent third-party compensation consultant and the Compensation Committee. Each employment agreement provides for an initial employment period ending December 31, 2006, which will be automatically renewed for successive one-year periods unless either party gives notice to the other of non-renewal at least 90 days prior to the end of the relevant employment period. These employment agreements provide for an initial annual base salary, which may be adjusted upward or downward on an annual basis by the Compensation Committee based on its review of the executive officer’s performance. The initial base salaries were established based upon the recommendation of the Board’s Compensation Committee. If AirNet were to reduce the named individual’s base salary for any reason other than in connection with the termination of his employment, such action would qualify as “good reason” for such individual to terminate his employment agreement. If AirNet were to provide notice under either employment agreement that it would not extend the term of the named individual’s employment agreement, such action would not qualify as “good reason” for such individual to terminate his employment.
Incentive Compensation
     Prior to the 2004 fiscal year, incentive compensation was awarded to executive officers based upon a combination of predetermined personal goals and AirNet’s financial results compared to the plan established at the beginning of the fiscal year. Prior to the 2004 fiscal year, executive officers could be awarded incentive compensation based upon the attainment of personal goals without regard to AirNet’s financial results for the fiscal year. Commencing with the adoption of AirNet’s 2005 Incentive Compensation Plan, payment of any incentive compensation to executive officers was made contingent upon AirNet’s attaining a threshold level of pre-tax income established at the beginning of the fiscal year.
2005 Incentive Compensation Plan
     On February 2, 2005, the Board, upon the recommendation of the Compensation Committee, adopted the 2005 Incentive Compensation Plan (the “2005 Incentive Plan”) The purpose of the 2005 Incentive Plan was to promote the following goals of AirNet for the 2005 fiscal year by providing incentive compensation to certain employees of AirNet and its subsidiaries:
•	Exceeding budgeted pre-tax income (as determined under the terms of the 2005 Incentive Plan);

•	Reducing fixed costs;

•	Creating and executing contingency plans for changes in AirNet’s Bank business;

•	Refining AirNet’s business plan for its Express and Jetride businesses to more quickly and profitably diversify AirNet;

•	Developing AirNet’s leadership team; and

•	Meeting high priority deadlines related to compliance with the Sarbanes-Oxley Act of 2002 and other key projects.
     Participants in the 2005 Incentive Plan include AirNet’s executive officers — Joel E. Biggerstaff, Gary W. Qualmann, Larry M. Glasscock, Jr., Jeffery B. Harris, Wynn D. Peterson, Ray L. Druseikis and Craig A. Leach, and certain department managers and department directors.
     Payments under the 2005 Incentive Plan were based on a combination of AirNet’s pre-tax income (as determined under the terms of the 2005 Incentive Plan for the 2005 fiscal year, operating performance of AirNet’s various business components and the achievement of personal goals assigned to each participant. The Compensation Committee approved personal goals for executive officers and reviewed the personal goals for other participants. The personal goals approved by the Compensation Committee for each of the executive officers related to specific business objectives related to general business operations (e.g., regulatory compliance, expense reductions, etc.) and each business component (e.g., execution of specific contracts with customers and vendors, cost reductions, service improvements, etc.). No incentive compensation was to be paid to the executive officers under the 2005 Incentive Plan for the achievement of personal goals unless AirNet attained the designated threshold level of pre-tax income (other than certain amounts payable to Wynn D. Peterson, as discussed below).
     No incentive compensation was to be paid under the 2005 Incentive Plan unless AirNet achieved a designated threshold level of pre-tax income (as defined under the terms of the 2005 Incentive Compensation Plan) for the 2005 fiscal year. If the designated threshold level were achieved, incentive compensation payments would increase at predetermined pre-tax income levels until the maximum compensation payout of $1.9 million was reached at approximately 200% of pre-tax income for the 2004 fiscal year, determined without regard to the 2004 fiscal year impairment charges related to property and equipment and goodwill.

     Once the overall amount of incentive compensation was determined based upon AirNet’s pre-tax income (as determined under the terms of the 2005 Incentive Compensation Plan), incentive compensation was allocated to Bank, Express, Jetride and corporate based upon pre-established targets. Incentive compensation was then allocated to the participants most closely involved in managing each of those business areas based upon each participant’s base salary. Finally, participants must have achieved their pre-established personal goals to achieve their maximum incentive compensation payment.
     The maximum percentage of annual base salary that the following executive officers could have received as incentive compensation under the 2005 Incentive Plan was: (i) for Joel E. Biggerstaff, 100%, (ii) for Gary W. Qualmann, Larry M. Glasscock, Jr. and Jeffery B. Harris, 75%, and (iii) for Ray L. Druseikis and Craig A. Leach, 50%. In connection with his promotion in June 2005 to Senior Vice President, Jetride Services, the incentive compensation which Mr. Peterson could have received under the 2005 Incentive Plan was modified to include two components. He was eligible to receive incentive compensation up to a maximum amount of $75,000 (50% of his $150,000 annual base salary prior to the increase) based on the level of achievement through June 30, 2005 of his personal goals in the position as Vice President, Strategic Planning and Analysis, and achievement by AirNet of a designated level of pre-tax income (as determined under the terms of the 2005 Incentive Plan), for the six months ended June 30, 2005. The amount of $60,000 in incentive compensation was paid to Mr. Peterson in respect of the six-month period ended June 30, 2005, which payment was made in March of 2006. Mr. Peterson was also eligible to receive incentive compensation from zero to a maximum amount of $161,250 (75% of his $215,000 annual base salary after the increase) based on the level of achievement of personal goals related to the performance of Jetride for the period from July 1 through December 31, 2005, and achievement by Jetride, and AirNet, of designated levels of pre-tax income (as determined under the 2005 Incentive Plan) for the six months ended December 31, 2005. In March of 2006, the amount of $46,438 in incentive compensation was paid to Mr. Peterson in respect of the six-month period ended December 31, 2005.
     On August 9, 2005, the Board, upon the recommendation of the Compensation Committee, had adopted the following amendments and clarifications to the 2005 Incentive Plan to address the possibility that a transaction for the sale of AirNet would be consummated prior to the end of the 2005 fiscal year. In such event, (i) participants in the 2005 Incentive Plan was to be entitled to receive incentive compensation measured as a percentage of their full year base salary rather than a pro-rated portion; (ii) to the extent that bonuses were based in part on pre-tax income (as determined under the terms of the 2005 Incentive Compensation Plan) for the 2005 fiscal year, such pre-tax income would have been measured through the month ending immediately prior to the consummation date of the sale transaction; (iii) to the extent bonuses for any individual were determined in part based upon the performance of a business unit against a pre-determined target, the performance of such business unit would have been based upon the performance through the month ending immediately prior to the consummation date of the sale transaction versus the targeted performance through such month end; and (iv) individuals who were employed by AirNet at the time of the consummation of a sale transaction would have been entitled to a bonus under the 2005 Incentive Plan whether or not they are employed at the time the bonus was to be paid.
     On November 20, 2005, the Board, upon recommendation of the Compensation Committee, ratified a change to the 2005 Incentive Plan to provide that, for purposes of computing the pre-tax income of AirNet for the 2005 fiscal year for purposes the 2005 Incentive Plan, the $16.1 million non-cash impairment charge recorded by AirNet in the third quarter of the 2005 fiscal year would be disregarded and the pre-tax income for the 2005 fiscal year would be computed as if no impairment charge had been incurred.
     After reviewing AirNet’s pre-tax income (as determined under the terms of the 2005 Incentive Plan), the operating performance of AirNet’s various business components, the level of achievement of the personal goals assigned to each executive officer and, in the case of Mr. Peterson, Jetride’s pre-tax income (as determined under the terms of the 2005 Incentive Plan), at the meeting of the Compensation Committee held on March 8, 2006, the Compensation Committee determined the amount of incentive compensation to be paid to each executive officer (other than Mr. Peterson) in respect of the 2005 fiscal year and the incentive compensation to be paid to Mr. Peterson in respect of the six-month period ended December 31, 2005.
     Based upon the Compensation Committee’s determination, during the 2005 fiscal year and the fiscal quarter ended March 31, 2006, AirNet made payments under the terms of the 2005 Incentive Plan in the aggregate amount of approximately $1.6 million. In March of 2006, the executive officers of AirNet were paid the following amounts under the 2005 Incentive Plan: Joel E. Biggerstaff — $250,000; Jeffery B. Harris — $190,250; Gary W. Qualmann — $148,000; Larry M. Glasscock, Jr. — $141,125; Wynn D. Peterson — $106,438 ($60,000 in respect of the six-month period ended June 30, 2005;

$46,438 in respect of the six-month period ended December 31, 2005); Craig A. Leach — $72,000; and Ray L. Druseikis — $29,000 (who became a participant effective July 1, 2005 following his election as an executive officer of AirNet and employment with AirNet effective June 30, 2005).
2006 Incentive Compensation Plan
     On March 24, 2006, the Board of Directors of AirNet, upon the recommendation of the Compensation Committee, adopted the 2006 Incentive Compensation Plan (the “2006 Incentive Plan”). The purpose of the 2006 Incentive Plan is to promote the following goals of AirNet for the 2006 fiscal year by providing incentive compensation to certain employees of AirNet and its subsidiaries:
•	Attaining designated levels of pre-tax income;

•	Improving cash flow and reducing debt;

•	Defining and executing plans to offset expected declines in Bank Services revenues;

•	Reducing the fixed cost structure of AirNet; and

•	Meeting high priority deadlines of AirNet.
     Participants in the 2006 Incentive Plan include AirNet’s executive officers — Joel E. Biggerstaff, Gary W. Qualmann, Larry M. Glasscock, Jr., Jeffery B. Harris, Wynn D. Peterson, Ray L. Druseikis and Craig A. Leach and certain department managers and department directors. As of the date of this Proxy Statement, there were 47 participants in the 2006 Incentive Plan
     Payments under the 2006 Incentive Plan will be based on a combination of AirNet’s pre-tax income for the 2006 fiscal year, operating performance of AirNet’s Delivery Services and Passenger Charter Services business segments and the achievement of personal goals assigned to each participant. The Compensation Committee approves personal goals for executive officers and reviews the personal goals for other participants. The personal goals approved by the Compensation Committee for each of the executive officers relate to specific business objectives related to general business operations (e.g., regulatory compliance, expense reductions, etc.) and each business segment (e.g., execution of specific contracts with customers and vendors, cost reductions, service improvements, etc.).
     No incentive compensation will be paid under the 2006 Incentive Plan unless AirNet achieves a designated threshold level of pre-tax income for the 2006 fiscal year. Once the designated threshold level is achieved, the available incentive compensation payments will increase based upon predetermined pre-tax income levels until a maximum aggregate amount of $1.9 million in incentive compensation payments is reached. After the overall amount of incentive compensation is determined based upon AirNet’s pre-tax income for the 2006 fiscal year, incentive compensation will be allocated to individual participants based upon the following four factors: (i) level of pre-tax income attained by AirNet; (ii) level of contribution margin attained by Delivery Services as compared to certain predetermined levels; (iii) levels of contribution margin attained by Passenger Charter Services as compared to certain predetermined levels; and (iv) attainment of personal goals.
     A participant’s maximum incentive compensation payment ranges from 20% to 100% of the participant’s base salary, depending upon such participant’s level of responsibility for achieving AirNet’s goals for the 2006 fiscal year. Twenty percent of each participant’s incentive compensation payments will be based upon the participant’s achievement of pre-established personal goals. The remaining 80% of each participant’s incentive compensation payment will be based upon a combination of the other three factors discussed above, which will be allocated to each participant based upon such participant’s overall responsibility for attaining the designated levels of AirNet’s pre-tax income and contribution margins for the Delivery Services and Passenger Charter Services business segments.
     In the event the incentive compensation payments otherwise available for payment under the 2006 Incentive Plan based upon AirNet’s level of pre-tax income is not paid to certain participants as a result of those participants’ failure to attain their personal goals or AirNet’s failure to attain the predetermined levels of budgeted contribution margins in Delivery Services or Passenger Charter Services, such unpaid amounts may be awarded at the discretion of the Compensation Committee to participants in the 2006 Incentive Plan or to other employees of AirNet not participating in the 2006 Incentive Plan.

     The maximum percentage of annual base salary that each of AirNet’s executive officers may receive as incentive compensation under the 2006 Incentive Plan is as follows: Joel E. Biggerstaff, 100%; Gary W. Qualmann, Larry M. Glasscock, Jr., Jeffery B. Harris and Wynn D. Peterson, 75%; Ray L. Druseikis and Craig A. Leach, 50%.
     Except for payments to the executive officers, payments under the 2006 Incentive Plan will be paid in quarterly payments commencing with the second quarter of the 2006 fiscal year based upon AirNet’s year to date financial performance. Payments of incentive compensation to executive officers will be made in the first quarter of the fiscal year ending December 31, 2007 based upon AirNet’s performance and each executive officer’s performance for the 2006 fiscal year. In order to receive a payment, a participant must be actively employed by AirNet at the time the payment is made.
Equity Compensation
     Historically, AirNet has granted options under its 1996 Plan and its 2004 Plan to attract and retain key employees and directors of AirNet and to enhance their interest in AirNet’s continued success. The Compensation Committee did not grant any options or other long-term incentive compensation awards to executive officers during the 2005 fiscal year, and none have been made during the 2006 fiscal year through the date of the Proxy Statement.
CEO Compensation
     As discussed above, Mr. Biggerstaff is party to an employment agreement with AirNet under which his base salary may be adjusted upward or downward on an annual basis by the Compensation Committee. The Compensation Committee subjectively evaluated Mr. Biggerstaff’s individual performance and AirNet’s performance and, in light of AirNet’s overall financial performance and the fact that no across the board salary increases were being made to other executive officers, determined not to change Mr. Biggerstaff’s base salary for either the 2005 fiscal year or the 2006 fiscal year from the $325,000 level set in 2004.
     As discussed above, Mr. Biggerstaff participated in the 2005 Incentive Plan.
     As discussed above, Mr. Biggerstaff participates in the 2006 Incentive Plan. No incentive compensation will be paid under the 2006 Incentive Plan unless AirNet achieves a designated threshold level of pre-tax income for the 2006 fiscal year. In addition, Mr. Biggerstaff must achieve his pre-established personal goals to receive his maximum incentive compensation payment. The personal goals of Mr. Biggerstaff correspond to the five goals established by the Compensation Committee at the time it adopted the 2006 Incentive Plan as described above under “2006 Incentive Compensation Plan.” The maximum percentage of annual base salary that Mr. Biggerstaff may receive as incentive compensation under the 2006 Incentive Plan is 100%.
     The Compensation Committee believes that the total value of Mr. Biggerstaff’s compensation in respect of the 2005 fiscal year is appropriate with respect to AirNet’s performance.
Section 162(m) Compliance
     Section 162(m) of the Internal Revenue Code generally prohibits AirNet from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer or any of the other four most highly compensated executive officers serving as such at the end of the year. AirNet may continue to deduct compensation paid to these covered employees in excess of $1,000,000 if the payment of that compensation qualifies for an exception, including an exception for certain “performance-based” compensation.
     The Compensation Committee believes that Section 162(m) should not cause AirNet to be denied a deduction for 2005 compensation paid to the executive officers of AirNet. The Compensation Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.
Additional Compensation Plans
     At various times in the past, AirNet has adopted broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these plans are not tied to performance.
Conclusion
     The Compensation Committee has reviewed all components of the compensation of the executive officers of AirNet, including base salary, incentive compensation, accumulated unrealized option grants, the dollar value to the individual and cost to AirNet of the AirNet Systems, Inc. Retirement Savings Plan and all perquisites and other personal benefits and the projected payout obligations under scenarios involving a change in control or a termination of employment. Based on this review, the Compensation Committee concluded that each executive officer’s total compensation (and, in the case of change in control and termination of employment scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. Furthermore, the Compensation Committee believes that the compensation paid to all executive officers is consistent with AirNet’s goals and objectives.
Submitted by the Compensation Committee of the Board of Directors*:
     James E. Riddle, Chair; Gerald Hellerman; David P. Lauer; and Bruce D. Parker
     * David P. Lauer ceased to be a member of the Compensation Committee on May 11, 2006 when he resigned from AirNet’s Board.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
     The Compensation Committee is currently comprised of James E. Riddle (Chair), Gerald Hellerman and Bruce D. Parker. Each of Messrs. Riddle and Parker also served on the Compensation Committee throughout the 2005 fiscal year. Mr. Hellerman was appointed to the Compensation Committee effective July 20, 2005. David P. Lauer served as a member of the Compensation Committee throughout the 2005 fiscal year and during the 2006 fiscal year until his resignation from the Board on May 11, 2006. With respect to the 2005 fiscal year and the 2006 fiscal year through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of AirNet and any entity whose directors or executive officers served on AirNet’s Board or the Compensation Committee of AirNet’s Board.
TRANSACTIONS WITH MANAGEMENT
     Russell M. Gertmenian, a director of AirNet, is a partner with Vorys, Sater, Seymour and Pease LLP and currently serves as Chair of that firm’s Executive Committee. Vorys, Sater, Seymour and Pease LLP rendered legal services to AirNet during the 2005 fiscal year and continues to do so.
     Ray L. Druseikis, Vice President of Finance, Controller and Principal Accounting Officer of AirNet, served as an independent consultant to AirNet from July 30, 2004 until his election as an officer of AirNet effective June 30, 2005, providing assistance in the process of documenting and testing AirNet’s internal control over financial reporting for purposes of satisfying the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. In his capacity as an independent consultant, Mr. Druseikis was paid during the 2004 fiscal year and an aggregate amount of $64,896 (including $794 of expense reimbursements) for services rendered during the period from January 1, 2005 through June 29, 2005.
     Gerald Hellerman was appointed to the Audit Committee and to serve as Chair of the Audit Committee on May 17, 2006 and, accordingly, did not participate as an Audit Committee member in the review of and discussions in respect of the consolidated financial statements of AirNet as of and for the fiscal year ended December 31, 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Pursuant to Section 16(a) of the Exchange Act, ownership of and transactions in AirNet’s common shares by officers, directors and persons who beneficially own more than 10% of the common shares for purposes of Section 16 of the Exchange Act, are required to be reported to the SEC. Based solely on a review of copies of the reports furnished to AirNet and written representations that no other reports were required, AirNet believes that during the 2005 fiscal year, all filing requirements were complied with, except that each of James M. Chadwick and Gerald Hellerman, who are directors of AirNet, filed late one report, covering one transaction — the automatic grant of an option.
AUDIT COMMITTEE MATTERS
Report of the Audit Committee for the 2005 Fiscal Year
     In accordance with the applicable SEC rules, the Audit Committee has issued the following report:
     Role of the Audit Committee
     The Audit Committee is currently comprised of four directors. Because AirNet’s common shares are listed on AMEX, AirNet is subject to AMEX Rules regarding Audit Committee member independence, and each member of the Audit Committee who qualify as independent under both the applicable AMEX Rules and Rule 10A-3 under the Exchange Act. Bruce D. Parker and James E. Riddle served as members of the Audit Committee throughout the 2005 fiscal year and continue to serve as members. David P. Lauer served as a member of the Audit Committee throughout the 2005 fiscal year and during the 2006 fiscal year until his resignation from the Board on May 11, 2006. James M. Chadwick was appointed to the Audit Committee on July 20, 2005. Gerald Hellerman was appointed to the Audit Committee and to serve as Chair of the Audit Committee on May 17, 2006 and, accordingly, did not participate as a member of the AirNet Committee in the review of and discussions in respect of the consolidated financial statements of AirNet as of and for the fiscal year ended December 31, 2005.
     The Audit Committee operates under a written charter adopted by the Board. In accordance with its charter, on behalf of the Board, the Audit Committee oversees the accounting and financial reporting processes of AirNet and its subsidiaries as well as the annual independent audit of AirNet’s consolidated financial statements. In particular, the Audit Committee assists the Board in overseeing: (i) the integrity of AirNet’s consolidated financial statements; (ii) AirNet’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of AirNet’s independent registered public accounting firm; and (iv) the performance of AirNet’s internal audit function and its independent registered public accounting firm.
     During the 2005 fiscal year, the Audit Committee met six times, and the Audit Committee discussed with management and the independent registered public accounting firm employed by AirNet the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC prior to public release of such information. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm employed by AirNet. Ernst & Young LLP (“E&Y”) was appointed by the Audit Committee to serve as the independent registered public accounting firm for AirNet for the 2005 fiscal year.
     AirNet’s management has the responsibility for the preparation, presentation and integrity of AirNet’s consolidated financial statements and for AirNet’s accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting for AirNet and its subsidiaries. E&Y is responsible for performing an audit of AirNet’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing E&Y’s report on those consolidated financial statements based on such audit and for reviewing AirNet’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.
     Review and Discussion with Independent Registered Public Accounting Firm and Management
     In discharging its oversight responsibilities as to the audit process, the Audit Committee met with management and E&Y throughout the year. The Audit Committee met with E&Y, with and without management present, to discuss the results of E&Y’s audit, E&Y’s evaluation of AirNet’s system of internal control over financial reporting and the overall quality of AirNet’s financial reporting. In addition, the Audit Committee reviewed and discussed with E&Y all matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified.

     The Audit Committee has received from E&Y the written disclosures and a letter describing all relationships between E&Y and AirNet and its subsidiaries that might bear on E&Y’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified. The Audit Committee has discussed with E&Y any relationships with or services to AirNet or any of AirNet’s subsidiaries that may impact the objectivity and independence of E&Y, including the non-audit services rendered by E&Y, and the Audit Committee has satisfied itself as to E&Y’s independence.
     Management has represented to the Audit Committee that AirNet’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2005, were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and E&Y.
     Conclusion
     Based on the Audit Committee’s discussions with management and E&Y and the Audit Committee’s review of the report of E&Y to the Audit Committee, the Audit Committee recommended to the Board (and the Board approved) that AirNet’s audited consolidated financial statements be included in AirNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC.
     Submitted by the Audit Committee of the Board of Directors*:
     David P. Lauer (Former Chair); Bruce D. Parker; James M. Chadwick and James E. Riddle
     Gerald Hellerman did not become a member of the Audit Committee until May 17, 2006, and, accordingly, did not participate as a member of the Audit Committee in the review of or discussions in respect of the consolidated financial statements of AirNet as of and for the fiscal year ended December 31, 2005. David P. Lauer ceased to be a member of the Audit Committee on May 11, 2006 when he resigned from AirNet’s Board.
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
     Under applicable SEC rules, the Audit Committee is to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by AirNet in order to ensure that such services do not impair that firm’s independence from AirNet. The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
     Consistent with the SEC’s rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm employed by AirNet or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee and if it does, the decision of that member or members must be presented to the full Audit Committee at its next scheduled meeting.
     All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s Rules governing the independence of the independent registered public accounting firm.

Fees of Independent Registered Public Accounting Firm
     E&Y was employed by AirNet during each of the 2005 and 2004 fiscal years. The aggregate fees billed to AirNet and its subsidiaries by E&Y for professional services rendered for each of the 2005 fiscal year and the fiscal year ended December 31, 2004 (the “2004 fiscal year”) were as follows:

	2005	2004
	Fiscal Year	Fiscal Year
Audit Fees	$280,301	$236,985
Audit-Related Fees	$17,000	$17,400
Tax Fees	$12,146	$12,925
All Other Fees	$0	$0

Total	$309,447	$267,310

     In the above table, in accordance with the applicable SEC rules, “audit fees” include fees for professional services rendered by E&Y in connection with the audit of AirNet’s annual consolidated financial statements and reviews of the consolidated financial statements included in AirNet’s Quarterly Reports on Form 10-Q. In addition, the “audit fees” for the 2004 fiscal year include fees for services rendered by E&Y in connection with filings made by AirNet with the SEC. “Audit-related fees” include fees for services rendered in connection with the audit of AirNet’s Retirement Savings Plan and internal control reviews. “Tax fees” include fees for tax planning, research and compliance services.
     All of the services rendered by E&Y to AirNet and its subsidiaries during each of the 2005 fiscal year and the 2004 fiscal year had been pre-approved by the Audit Committee.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     As noted above, E&Y served as AirNet’s independent registered public accounting firm for the 2005 fiscal year and in that capacity, rendered a report on AirNet’s consolidated financial statements as of and for the fiscal year ended December 31, 2005. E&Y has served as AirNet’s independent auditors/independent registered public accounting firm since 1989.
     Representatives of E&Y are expected to be present at the 2006 Annual Meeting, will be available to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
     The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit AirNet to send a single annual report and/or a single proxy statement to any household at which two or more different shareholders reside if AirNet believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces AirNet’s expenses. AirNet may institute householding in the future and will notify registered shareholders who will be affected by householding at that time.
     Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of AirNet, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or AirNet’s 2005 Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
     AirNet shareholders seeking to bring business before the 2007 Annual Meeting of Shareholders, or to nominate candidates for election as directors at the 2007 Annual Meeting of Shareholders, must provide timely notice thereof in writing to AirNet’s Secretary. To be timely, a shareholder’s notice must be personally delivered to or mailed and received at the principal executive offices of AirNet not less than 60 days nor more than 90 days prior to the date of the meeting. However, if less than 70 days’ notice or prior public disclosure of the date of the 2007 Annual Meeting is given or made to the shareholders, notice by a shareholder to be timely must be received no later than the close of business on the tenth day following the day on which the notice of the date of the 2007 Annual Meeting was mailed or the public disclosure was made. AirNet’s Code of Regulations specifies certain requirements for a shareholder’s notice to be in proper written form. The requirements applicable to nominations are described above in “ELECTION OF DIRECTORS — Nominating Procedures.” The foregoing requirements will not, however, prevent any shareholder proposal from being considered timely submitted if the shareholder proposal is submitted in compliance with Rule 14a-8 under the Exchange Act. Pursuant to Rule 14a-8, proposals by shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be in the form specified in Rule 14a-8 and received by the Secretary of AirNet no later than March 2, 2007 to be eligible for inclusion in AirNet’s proxy card, notice of meeting and proxy statement relating to such meeting and should be mailed to AirNet Systems, Inc., 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Secretary.
OTHER BUSINESS
     As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the shareholders at the 2006 Annual Meeting other than those discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the 2006 Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing.
     The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to shareholders by its authority.

By Order of the Board of Directors,

/s/ Gary W. Qualmann

June 30, 2006	Gary W. Qualmann
Secretary

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

      Annual Meeting Proxy Card

A	Election of Directors
The Board of Directors recommends a vote FOR each of the listed nominees.

1.	To elect as a director of the Company each of the nominees listed below, to serve for a term expiring at the 2007 Annual Meeting of Shareholders (except as marked to the contrary).

		For	Withhold

	01 - Joel E. Biggerstaff	☐	☐

	02 - James M. Chadwick	☐	☐

	03 - Russell M. Gertmenian	☐	☐

	04 - Gerald Hellerman	☐	☐

	05 - Bruce D. Parker	☐	☐

	06 - James E. Riddle	☐	☐

The undersigned shareholder(s) authorize the individuals designated to vote this proxy, to vote, in their discretion, upon any other matters (none known at the time of solicitation of this proxy) which properly come before the Annual Meeting or any adjournment(s) thereof.

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign below exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by an authorized person. (Please note any change of address on this proxy card.)

Signature 1 - Please keep signature within the box		Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■	0 0 9 9 0 7	1 U P X	C O Y +

Revocable Proxy - AirNet Systems, Inc.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 3, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of AirNet Systems, Inc., an Ohio corporation (the “Company”), hereby constitutes and appoints Joel E. Biggerstaff and Gary W. Qualmann, and each of them, the lawful agents and proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on August 3, 2006, at the Easton Hilton, 3900 Chagrin Drive, Columbus, Ohio 43219, at 10:00 a.m., Eastern Time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof.

The common shares represented by this proxy card, when properly executed, will be voted in the manner directed herein. If no direction is given, the common shares represented by this proxy card, when properly executed, will be voted FOR the election of each of the nominees listed in Proposal Number 1 as a director of the Company. If any other matters are properly brought before the Annual Meeting or any adjournment or if a nominee for election as a director named in the proxy statement is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote the proxy, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors may recommend.

ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED ARE HEREBY REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the August 3, 2006 meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIRNET SYSTEMS, INC. PLEASE ACT PROMPTLY - SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.